UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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HNI CORPORATION
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HNI Corporation

Notice of 2021 Annual Meeting of
Shareholders and Proxy Statement

Notice of 2021 Annual Meeting of Shareholders

VIRTUAL MEETING FORMAT

Due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders, members, and their families, HNI Corporation's (the "Corporation's") 2021 Annual Meeting of Shareholders ("Annual Meeting") will be held live on the internet in a virtual meeting format. While limited accommodation will be available to shareholders who attend physically at Allsteel Inc. Headquarters, 2210 Second Avenue, Muscatine, Iowa 52761, the Corporation strongly encourages shareholders to attend the Annual Meeting virtually. In addition, a physical meeting will not be held if a proclamation of the Governor of the State of Iowa or a change of law suspends or removes the requirement for a physical meeting.

ATTENDING THE VIRTUAL MEETING

To attend the Annual Meeting, you must register in advance at proxydocs.com/HNI. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and submit questions during the meeting.

DATE AND TIME

Monday, May 24, 2021, at 10:30 a.m. CDT.

ITEMS OF BUSINESS

1.Elect Mary A. Bell, Mary K.W. Jones, and Ronald V. Waters, III to the Board of Directors;

2.Ratify the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the fiscal year ending January 1, 2022;

3.Vote on an advisory resolution to approve Named Executive Officer compensation;

4.Approve the Corporation's 2021 Stock-Based Compensation Plan; and

5.Transact any other business properly brought before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE

Shareholders of HNI Corporation common stock, par value $1.00 per share, of record as of the close of business on March 25, 2021, are entitled to vote at the Annual Meeting.

PROXY VOTING

Shareholders are encouraged to vote their shares electronically using the Annual Meeting website proxydocs.com/HNI. Shareholders may also vote their shares via a toll-free telephone number or in person. Shareholders who receive a paper copy of the proxy card by mail may vote by signing, dating, and mailing the proxy card in the envelope provided. Instructions regarding these methods of voting are contained in the Notice of Electronic Availability of Proxy Materials ("Notice") and the proxy card. These materials were first sent or made available to shareholders on or about April 12, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Corporation's Proxy Statement and 2020 Annual Report on Form 10-K are available free of charge at investors.hnicorp.com.

By Order of the Board of Directors,
Steven M. Bradford
Senior Vice President, General Counsel and Secretary
March 29, 2021

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Annual Meeting Proposals and Recommendations

	Proposal	Recommendation of the Board
1.	Elect the three directors nominated by the Board	FOR (each nominee)
2.	Ratify appointment of the Corporation's independent registered public accounting firm	FOR
3.	Advisory vote to approve Named Executive Officer compensation	FOR
4.	Approve the Corporation's 2021 Stock-Based Compensation Plan	FOR

Corporate Governance and Board Matters

OVERVIEW OF THE BOARD OF DIRECTORS

The Board of Directors ("Board") of HNI Corporation (the "Corporation," "we," "our," or "us") oversees the business affairs of the Corporation. In addition, the Board selects and provides advice and counsel to the Chief Executive Officer ("CEO") and certain senior executive officers of the Corporation. By carrying out its responsibilities with honesty and integrity, the Board has established a corporate culture of accountability, responsibility and ethical behavior through the careful selection and evaluation of senior management and directors.

The Corporation's Corporate Governance Guidelines provide for a Board consisting of between 10 and 15 directors. The exact number of directors is determined from time to time by the Board based on the recommendation of the Public Policy and Corporate Governance Committee ("Governance Committee"). During 2020, the Board was initially comprised of 11 directors until the retirement of a director in May. For the remainder of 2020, the Board was comprised of 10 Directors.

The Board met four times during 2020, and each director attended all of the Board meetings held during 2020 and all of the meetings held by each committee of the Board on which such director served during 2020. In addition, the Board holds regularly scheduled executive sessions of non-employee directors during each meeting of the Board.

The Corporation encourages all of its directors to attend the Annual Meeting. Ten of 11 Board members attended the 2020 Annual Meeting.

The Corporation's key governance documents, including the Corporate Governance Guidelines adopted by the Board, are available at investors.hnicorp.com.

BOARD COMMITTEES

The Board conducts a significant portion of its business through three standing committees of the Board: the Audit Committee, the Human Resources and Compensation Committee ("Compensation Committee") and the Governance Committee. The Board has determined that all members of the Audit Committee, Compensation Committee and Governance Committee are independent as defined under the New York Stock Exchange LLC ("NYSE") listing standards and the Securities and Exchange Commission ("SEC") rules applicable for committee memberships. In making these determinations, the Board considered the types and amounts of the commercial dealings between the Corporation and the companies and organizations with which the directors are affiliated.

The Board has adopted written charters for each of the Audit Committee, the Compensation Committee, and the Governance Committee, which are available at investors.hnicorp.com. The Board reviews each committee charter at least annually.

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Audit Committee

The Audit Committee is responsible for, among other things, fulfilling the Board's oversight responsibilities with respect to:

•the integrity of the Corporation's financial statements and the Corporation's accounting and financial reporting processes and financial statement audits;
•the Corporation's compliance with legal and regulatory requirements;
•the independent auditor's qualifications and independence; and
•the performance of the Corporation's internal audit function and independent auditor.

The Audit Committee appoints the Corporation's independent registered public accounting firm and reviews the services performed by such firm. The Audit Committee met eight times during 2020.

Compensation Committee

The Compensation Committee is responsible for, among other things, fulfilling the Board's oversight responsibilities relating to:

•compensation of the Corporation's executives;
•overall member (i.e., employee) relations, culture and morale;
•human resource practices designed to attract and retain qualified members at all levels;
•human resources policy and related regulatory compliance issues;
•compensation and benefits practices;
•the selection, performance, development, and succession of key executives; and
•the evaluation of the CEO.

The Compensation Committee met five times during 2020.

Governance Committee

The Governance Committee is responsible for, among other things, fulfilling the Board's oversight responsibilities relating to:

•serving as the Board's nominating committee by identifying individuals qualified to serve as directors consistent with criteria approved by the Board;
•recommending to the Board the director nominees for annual meetings of the shareholders;
•developing, monitoring, and evaluating corporate governance practices;
•evaluation of the Board and the Corporation; and
•finance policy, shareholder engagement policy, and capital structure of the Corporation.

The Governance Committee fulfills the role of the Corporation's nominating committee. The Governance Committee has evaluated and recommended to the Board each of the nominees named in this Proxy Statement for election to the Board. The Governance Committee met four times during 2020.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board recognizes one of its key responsibilities is to evaluate and determine the optimal Board leadership structure. The Board believes its leadership structure best serves the objectives of the Board's oversight of management and ability to carry out its roles and responsibilities on behalf of the shareholders.

The Board evaluates from time to time as appropriate whether the same person should serve as the Chairman of the Board ("Chairman") and CEO, or whether the positions should be held by different persons, taking into consideration the relevant facts and circumstances to ensure the interests of the Corporation and shareholders are best served. In 2019, the Board separated the roles of Chairman and CEO to promote the Board's independent authority to oversee the Corporation's business and allow our CEO to focus his time and energy on managing the Corporation's business and operations. Effective January 1, 2019, Larry Porcellato was appointed as Chairman and served in the capacity through 2019. On February 12, 2020, the Board elected the Corporation's CEO Jeffrey Lorenger as Chairman and appointed Larry Porcellato as Lead Director, both effective February 12, 2020. Under the Corporate Governance Guidelines, the Lead Director's role is to aid and assist the Chairman and the Board in assuring effective corporate governance in overseeing the affairs of the Board and the Corporation.

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The Corporation maintains strong governance structures and processes to ensure the independence of the Board, eliminate conflicts of interest and prevent dominance of the Board by management. The Board and the Governance Committee have assembled a Board comprised of strong and sophisticated directors who are currently or have recently been leaders of major companies or institutions, are independent thinkers and have a wide range of expertise and skills.

The Board regularly meets in executive session without the presence of management or the CEO. During 2020, the Lead Director presided at these meetings and provided the Board's guidance and feedback to the CEO and management team. Further, the Board has regular and complete access to the Corporation's management team. At each Board and committee meeting, the Board receives information and insight from management on matters impacting the Corporation.

Board's Role in Risk Oversight

The Board administers its risk oversight role primarily through its committee structure and the committees' regular reports to the Board at each quarterly Board meeting. The Board has designated the primary responsibility for overseeing risk management to the Audit Committee.

The Audit Committee meets frequently during the year and discusses with management, including the Corporation's Vice President, Internal Audit, and the Corporation's independent registered public accounting firm:

•current business trends affecting the Corporation;
•major risks facing the Corporation;
•steps management has taken to monitor and control the risks; and
•adequacy of internal controls that could significantly affect the Corporation's financial statements.

At least annually, the Board discusses with management the appropriate level of risk relative to corporate strategy and business objectives and reviews with management the Corporation's existing risk management processes, including information security and data protection procedures, and their effectiveness. The Audit Committee also reviews the Corporation's enterprise risk management process for identification of, and response to, major risks. The Audit Committee provides the Board with a report concerning its risk oversight activities at each quarterly Board meeting. Each key risk identified for the Corporation is referred to the Board or assigned to a committee of the Board for oversight and each committee regularly reports to the Board regarding these risks.

The Board oversees the Corporation's overall social responsibility strategy and supports the implementation of the Corporation's environmental, social, and governance (ESG) plan, while specific ESG topics are overseen by the appropriate Board committee. The Board continues to monitor and evaluate the impact of the Corporation's ESG efforts and strives for improvement and growth of the Corporation's social responsibility benchmarks.

As the COVID-19 pandemic has developed, the Board has received frequent updates on its impact to the Corporation's members, operations, and customers, and reviewed with the Corporation's management various measures taken to protect members' health and maintain continuity of business operations and service to customers.

Processes and Procedures for the Consideration and Determination of Executive Compensation

In establishing and reviewing the Corporation's executive compensation program and risks related to compensation matters, a senior management team, under the oversight of the Compensation Committee, annually conducts a risk assessment of the Corporation's compensation policies and practices to ensure they do not encourage excessive risk taking by members which could result in a material adverse effect on the Corporation. Based on this most recent compensation risk assessment, both management and the Compensation Committee believe the risks arising from the Corporation's compensation policies and practices, as managed, are not reasonably likely to have a material adverse effect on the Corporation.

The Compensation Committee is responsible for developing and implementing the Corporation's compensation policies and programs for the CEO and other senior executives as further discussed in the Compensation Discussion and Analysis ("CD&A") which begins on page 18 of this Proxy Statement.

Code of Ethics

The Corporation maintains a code of ethics, the "Member Code of Integrity," that applies to all directors, executive officers and other members (i.e., employees). A copy of the Member Code of Integrity is available on the Corporation's website at investors.hnicorp.com. The Corporation intends to disclose amendments to or waivers of the Member Code of Integrity granted to the Corporation's directors and executive officers by posting such information to the Corporation's website within four business days following the date of such amendment or waiver.

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Policy for Review of Related Person Transactions

The Corporation has adopted a written policy for reviewing and approving transactions between the Corporation and its related persons, including executive officers, directors, director nominees, shareholders owning greater than five percent of the Corporation's voting securities and any affiliates. The policy applies to:

•all financial transactions, arrangements or relationships involving more than $100,000;
•transactions in which the Corporation, or one of its affiliates, is a participant; and
•transactions in which a related person could have a direct or indirect material interest.

The policy does not apply to certain compensation payments approved by the appropriate committee of the Board, transactions available to all other shareholders or members on the same terms, transactions with an entity where the related person's interest is only as a director or a less than ten percent owner, or transactions in which the rate charged by a related person is determined by competitive bid.

The Corporation's Office of the General Counsel (the "General Counsel") performs the initial review of all transactions subject to the policy. Quarterly, the General Counsel reports to the Audit Committee each known transaction to be considered by the Audit Committee pursuant to the policy, including the proposed aggregate value of each transaction and any other relevant information. After review, the Audit Committee approves, ratifies or disallows each transaction in accordance with the policy.

If the General Counsel learns of an ongoing or completed transaction, arrangement or relationship not submitted for prior review and approval, the General Counsel will submit it to the Audit Committee for ratification, amendment, rescission or termination.

Since the beginning of the Corporation's 2020 fiscal year, there were no related person transactions required to be reported.

Anti-Hedging and Anti-Pledging Policy

The Corporation's insider trading policy prohibits hedging and pledging transactions. Specifically, the Corporation prohibits members, directors, or their designees from hedging their ownership of the Corporation's common stock (including prepaid variable forwards, equity swaps, collars and exchange funds), engaging in short sales or purchasing put or call options, pledging their shares of the Corporation's common stock, holding them in a margin account or engaging in short-term transactions with shares of the Corporation's common stock.

Shareholder Outreach and Engagement

The Corporation has a philosophy of direct engagement, open communication and transparency with our shareholders. Shareholders provide valuable insights into emerging issues and feedback on our performance. In 2020, despite the inability to meet shareholders in-person due to the COVID-19 pandemic, members of the Corporation's senior management met with many shareholders virtually at conferences and through video and audio teleconferences. In addition, the Chairman and CEO and Chief Financial Officer maintain contact with many of our largest shareholders to discuss topics including financial performance, risk management, corporate governance and environmental and social issues.

Shareholder Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board, or any director, should send an email to "BoardOfDirectors@hnicorp.com" or mail a letter to the Board of Directors, c/o Corporate Secretary, HNI Corporation, 600 East Second Street, Muscatine, Iowa 52761 with a request to forward the communication to the intended recipient. Communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents are a message to the Board or any director. Communications not in the nature of advertising or promotions of a product or service will be promptly forwarded to the appropriate party.

An important element of the Corporation's success has been its member-owner culture, which has enabled it to attract, develop, retain, and motivate skilled, experienced, and talented members. Each of the Corporation's eligible members has the opportunity to own stock in the Corporation through a number of stock-based plans, including a member stock purchase plan and a profit-sharing retirement plan. These ownership opportunities drive a unique level of commitment to the Corporation’s success throughout the workforce. Members own approximately 6 percent of the Corporation's stock.

As of January 2, 2021, the Corporation employed approximately 7,700 persons, 7,500 of whom were full-time and 200 of whom were temporary personnel.

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DIRECTORS

There are currently ten directors on the Board. The Board is divided into three classes. Generally, one class is elected each year for a term of three years. At the Annual Meeting, three directors are standing for reelection.

The Board and the Governance Committee have adopted guidelines for identifying and evaluating director candidates. Under these guidelines, the Governance Committee considers the mix of director characteristics, experiences, diversity (including factors such as age, gender, education, ethnicity, career experience and personality) attributes, perspectives and skills appropriate for the Corporation. The Governance Committee reviews these factors and others considered useful by the Governance Committee in the context of an assessment of the perceived needs of the Board and the Corporation from time to time. The Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, directors or others associated with the Corporation. The Governance Committee may retain third-party search firms to identify potential nominees based on the Corporation's established criteria for director candidates discussed above. The Governance Committee screens potential candidates and recommends suitable candidates to the Board for nomination.

The Corporation does not have minimum qualifications for director candidates; however, candidates should possess the highest personal and professional integrity and ethics and be willing and able to devote the required time to the Corporation. The Board believes it should be comprised of directors with varied and complementary backgrounds, which together build the overall strength of the Board, and the Governance Committee is committed to actively seeking out diverse candidates to include in the pool from which director candidates are chosen.

The Governance Committee evaluates candidates recommended by the Corporation's shareholders using the same criteria for candidates described above and considering additional information required by the Corporation's By-laws ("By-laws").

Summary of Individual Director Primary Skills, Core Competencies and Attributes

The following section summarizes the primary skills, core competencies and attributes for each director.

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Skills, Competences and Attributes	Relevance to HNI	Board Composition
Accounting / Financial Reporting / Auditing / Finance / Capital Structure	As a public company, we are subject to complex financial and regulatory disclosure requirements, detailed business processes and internal controls. Experience is important to HNI's use of financial metrics to accurately and transparently measure and report performance, assess strategic opportunities and allocate capital. Qualifications include executive level responsibility for the accounting, finance or audit function of a large organization, related senior level academic experience, and relevant professional licensing (such as Certified Public Accountant).	4
People and Organizational Development	We seek to employ and retain the best talent to lead and drive our businesses. Knowledge and experience with human resource management and executive compensation help us recruit, retain, and develop key talent essential to our operations, growth and long-term value creation. Qualifications include acting as Senior or Executive Vice President of a large or medium size public company responsible for people and organizational development.	5
CEO / Executive Management / Public Company	Experience leading a large, widely-held organization provides practical insights on the need for transparency, accountability, integrity, and understanding of the complex inter-related aspects of our company. Qualifications include acting as Chief Executive Officer, or Senior or Executive Vice President of a large or medium size public company with significant leadership responsibility.	8
Consumer / Sales / Marketing	We strive to provide our customers with the best customer service in the industry and make their experience dealing with us convenient and easy. Experience in customer services, marketing, or consumer retail business helps strengthen our focus on these objectives. Qualifications include extensive executive level experience developing and managing the marketing, sales or merchandising functions of a large consumer focused organization.	4
Corporate Governance / Risk Management	As a public company, we expect effective oversight and transparency, and our stakeholders demand it. Experience in public company governance and other professional governance organizations helps guide our practices. Risk oversight and management experience informs our enterprise risk management process and the identification and mitigation of material risks. Qualifications include executive level responsibility for effective governance or risk management at a large organization, or related senior level academic experience.	6
Technology / Digital / Data / E-Commerce	To meet the requirements of rapidly changing markets, development and use of digital technology, enabled e-commerce platforms, and data analytics, are important to serve our customers. Skill with digital, data, e-commerce, mobile consumer experience and marketing provides valuable insights. Qualifications include executive level experience developing and utilizing technology tools and data to transform business operations and enhance customer experience, or related senior level academic experience.	4
International	With global operations in several countries, international experience helps us understand opportunities and challenges. Qualifications include executive level responsibility for large scale international business operations or functions with extensive experience doing business in multiple jurisdictions.	5
Manufacturing / Engineering / Lean Operations	We have significant manufacturing operations practicing advanced Lean processes requiring sophisticated, interconnected logistics. Experience informs HNI's ongoing commitment to maintaining and strengthening our manufacturing excellence and reliability. Qualifications include executive level responsibility for extensive manufacturing or engineering operations with large organizations and Lean expertise.	4
Distribution / Fulfillment	We operate a complex distribution and fulfillment network to ensure efficient, convenient delivery of our products to customers. Experience with complex, multi-channel fulfillment is important to the effective operation of our network. Qualifications include executive level responsibility for distribution and fulfillment networks of large, complex organizations.	4

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Director Independence

Under the Corporate Governance Guidelines, at least three-fourths of the directors must be considered independent under the NYSE rules and applicable law. The Board has adopted categorical independence standards to assist it in making independence determinations regarding its directors.

The Board has determined all of the directors except for the Corporation's CEO are independent under NYSE rules and applicable law because they have no material relationship with the Corporation that would impair their independence.

Director Biographies

The following biographies describe the skills, qualities, attributes and experience of each director serving on the Board. The Board believes the directors possess the appropriate mix of diversity in terms of gender, age, ethnicity, skills, business experience, service, and viewpoints, and considers the directors, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service due to the variety of factors reflected in each director's biography below.

Mary A. Bell, age 60, has been a director of the Corporation since November 2006. Ms. Bell has also served as a director of Husco International Inc. since November 2015 and as a director of PPC Partners since June 2019. Prior to her retirement in July 2015, Ms. Bell was a Vice President of Caterpillar, the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. From 2004 to 2007, she was the Vice President of Caterpillar's Logistics Division and served as Chairman and President of Cat Logistics Services, Inc., formerly a wholly owned subsidiary of Caterpillar. Ms. Bell brings to the Board considerable logistics, manufacturing and dealer channel expertise and general management experience derived primarily from her service in various roles at Caterpillar. She currently serves as Chair of the Compensation Committee.

Mary K.W. Jones, age 52, has been a director of the Corporation since February 2016. Ms. Jones serves as Senior Vice President, General Counsel and Worldwide Public Affairs of Deere & Company ("Deere"), a world-leading provider of advanced products and services for agriculture, construction, forestry and turf care. From 2010 through 2012, she served as Deere's Vice President, Global Human Resources. Ms. Jones brings to the Board significant risk management, corporate governance and general legal expertise, derived largely from her role leading the Deere compliance and legal functions. In addition, she brings to the Board significant expertise in the areas of talent strategy, executive succession planning and compensation, derived from her former role as Deere's Vice President, Global Human Resources. Ms. Jones currently serves as a member of the Compensation Committee.

Ronald V. Waters, III, age 68, has been a director of the Corporation since November 2002. Mr. Waters has been an independent business consultant since 2010. Previously, from 2009 to 2010, he was a director and the President and Chief Executive Officer of LoJack Corporation, and from 2007 to 2008, he was a director and the President and Chief Operating Officer of LoJack. He is a director of Fortune Brands Home & Security, Inc., an industry-leading home and security products company, and Paylocity Corporation, a leading software provider of cloud-based payroll and human capital management software. From 2012 to January 2015, Mr. Waters was a director of Chiquita Brands International, Inc. Mr. Waters brings to the Board chief executive officer experience through his former role as Chief Executive Officer of LoJack and significant finance expertise derived primarily from his service on the audit committee of two other public companies and previous roles as Chief Operating Officer at two public companies, Chief Financial Officer at Wm. Wrigley Jr. Company, Controller at The Gillette Company and partner of a large public accounting firm. He has extensive outside audit experience. Mr. Waters also brings to the Board international, law and information technology expertise derived primarily from his service in various roles at several large public companies. Mr. Waters currently serves on the Audit Committee, and qualifies as an "audit committee financial expert."

Ms. Bell, Ms. Jones, and Mr. Waters comprise a class of directors whose terms will expire at the Annual Meeting. Ms. Bell, Ms. Jones, and Mr. Waters have been nominated for reelection to the Board.

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Jeffrey D. Lorenger, age 56, the Corporation's President and Chief Executive Officer, has been a director since April 2018.  On February 12, 2020, Mr. Lorenger was elected to serve as Chairman of the Board.  Mr. Lorenger has worked for the Corporation for over 20 years and prior to his current role as President, Chief Executive Officer and Chairman, held multiple executive level positions including as President, Office Furniture, from 2017 to 2018; President, Contract Furniture, from 2014 to 2017; and President, Allsteel from 2008 to 2014. Jeff has also held positions as Vice President, Sales and Marketing, The HON Company ("HON"); and Vice President, General Counsel and Secretary for HNI Corporation.

Larry B. Porcellato, age 62, has been a director of the Corporation since August 2004. He was elected Chairman in January 2019, and held that position through February 12, 2020, when he was appointed to serve as Lead Director of the Board. Mr. Porcellato previously served as Lead Director from May 2017 through December 2018. From 2009 to July 2014, Mr. Porcellato was the Chief Executive Officer of The Homax Group, Inc. (Homax), a leading specialty application consumer products supplier to the home care and repair markets. Previously, from February 2007 to December 2008, he was an independent business consultant and, from 2002 to January 2007, he was the Chief Executive Officer of ICI Paints North America (ICI Paints). From 2008 to 2020, he was a director of OMNOVA Solutions, Inc., an innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces, and a former director of privately held PSAV Holding LLC, an international, full-service technology in-house audiovisual provider. Mr. Porcellato brings to the Board chief executive officer experience in the building products industry through his former leadership of Homax and his former role as Chief Executive Officer of ICI Paints and financial expertise derived primarily from his service on the audit committee of another public company and previous finance and division leadership roles at other public companies. He also brings to the Board international and marketing expertise derived primarily from his service in various international and marketing roles at Rubbermaid Incorporated and Braun Canada Inc. and corporate governance experience through his service on the compensation and governance committees of another public company. Currently, Mr. Porcellato serves as Lead Director and as a member of the Audit Committee.

Abbie J. Smith, age 67 has been a director of the Corporation since July 2000 and served as the Lead Director from May 2014 to May 2017. Since 1999, Ms. Smith has been a Chaired Professor at the University of Chicago Booth School of Business, a national leader in higher education, and is currently the Boris and Irene Stern Distinguished Service Professor of Accounting and James S. Ely, III Faculty Fellow. She is a director of DFA Investment Dimensions Group Inc. and Dimensional Investment Group Inc.; a trustee of The DFA Investment Trust Company, the Dimensional Emerging Markets Value Fund, and Dimensional ETF Trust; and a director of the Ryder System, Inc., a commercial transportation, logistics and supply chain management solutions company. Ms. Smith is also a trustee of The UBS Funds (Chicago), UBS Relationship Trust, and SMA Relationship Trust. Ms. Smith brings to the Board considerable financial and corporate governance expertise based primarily on her extensive research and teaching at the University of Chicago and her service on mutual fund complex and other public company audit, performance, finance and nominating committees. Ms. Smith currently serves as Chair on the Corporation's Audit Committee, and qualifies as an "audit committee financial expert."

Mr. Lorenger, Mr. Porcellato, and Ms. Smith comprise a class of directors whose terms will expire at the Corporation's 2022 annual meeting of the shareholders.

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Miguel M. Calado, age 65, has been a director of the Corporation since August 2004. Mr. Calado has been Chairman and President of the WY Group and as an employee of WY Group (USA) Inc. since April 2017, and he also serves as Chairman of Nanoform Finland Limited, a publicly traded international drug particle engineering company. From 2014 to April 2017, Mr. Calado was Vice President, Corporate Development and President of the iMax Diagnostic Imaging Business Unit of Hovione SA, an international fine chemicals company. From 2006 to 2014, he was the Vice President and Chief Financial Officer of Hovione. He has been President of GAMCAL, LLC, an investment company, since 2006. Mr. Calado brings to the Board extensive international, general management, manufacturing and financial expertise derived primarily from his previous service as Chief Financial Officer of an international manufacturing company and prior service in various roles at several large packaged and consumer goods public companies. These roles and companies include Executive Vice President and President, International for Dean Foods Company and several international finance roles for PepsiCo, Inc., including Senior Vice President, Finance and Chief Financial Officer, PepsiCo Foods International. Mr. Calado currently serves as Chair of the Governance Committee. Although Mr. Calado does not serve on the Audit Committee, he qualifies as an "audit committee financial expert."

Cheryl A. Francis, age 67, has been a director of the Corporation since May 1999. Ms. Francis has been an independent business and financial advisor since 2000 and the Co-Chairman of the Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow’s business leaders, since 2008. Previously, from 2002 to 2008, she was the Vice Chairman of the Corporate Leadership Center. Ms. Francis is a director of Aon plc, a leading global professional services firm providing a broad range of risk, retirement and health solutions, and Morningstar, Inc., a leading provider of independent investment research in North America, Europe, Australia and Asia. Ms. Francis brings to the Board significant financial expertise based primarily on her prior role as Chief Financial Officer of R.R. Donnelley & Sons Company and service on the audit and finance committees of other public companies. She also brings to the Board corporate governance experience through her service on the compensation and governance committees of other public companies, and executive leadership development experience based on Corporate Leadership Center work with CEOs, leading academic institutions and corporate executives. She currently serves on the Corporation’s Governance Committee. Although Ms. Francis does not serve on the Audit Committee, she qualifies as an "audit committee financial expert."

John R. Hartnett, age 60, has been a director of the Corporation since August 2016. Mr. Hartnett is an Executive Vice President at Illinois Tool Works Inc. (ITW), a Fortune 200 global multi-industrial manufacturing leader with seven industry-leading business segments. Mr. Hartnett has been with ITW for 37 years and currently heads its Welding segment. He has extensive engineering, marketing, manufacturing and management experience from his numerous business roles at ITW including his most recent role as head of ITW's Construction Products segment. Mr. Hartnett currently serves on the Compensation Committee.

Dhanusha Sivajee, age 43, has been a director of the Corporation since July 2019. Ms. Sivajee is the Chief Marketing Officer of The Knot Worldwide, the leading digital wedding planning marketplace, operating in over 15 countries across the globe. Its family of lifestyle brands inspire, inform and celebrate life’s biggest milestones.  Ms. Sivajee has been with The Knot Worldwide since 2014. Previously, Ms. Sivajee was Chief Marketing Officer at AOL Brand Group; Vice President of Global Marketing at Bloomberg Mobile; and Director, Advanced Product and Digital Marketing at Home Box Office. Ms. Sivajee brings to the Board extensive strategically-driven marketing and transactional marketplace experience from over 20 years working across media and e-commerce industries. Ms. Sivajee currently serves on the Governance Committee.

Mr. Calado, Ms. Francis, Mr. Hartnett, and Ms. Sivajee comprise a class of directors whose terms will expire at the Corporation's 2023 annual meeting of the shareholders.

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Committee Membership

The following table identifies the current committee members. As discussed above, the Board has determined all committee members are independent in accordance with the NYSE rules and applicable SEC rules.

Director	Audit Committee	Human Resources and Compensation Committee	Public Policy and Corporate Governance Committee
Mary Bell		●
Miguel Calado			●
Cheryl Francis			●
John Hartnett		●
Mary Jones		●
Jeffrey Lorenger
Larry Porcellato	●
Dhanusha Sivajee			●
Abbie Smith	●
Ronald Waters	●

● Committee Chair
● Committee member

DIRECTOR COMPENSATION

COVID-19 Related Non-Employee Director Compensation Changes

On April 20, 2020, as part of the Corporation’s measures taken in response to the impacts of the COVID-19 pandemic crisis and the Corporation’s initiatives to reduce operating and corporate costs, the Board of Directors decreased independent director ("non-employee director") cash and equity retainers by 25%. On July 17, 2020, the Board of Directors restored all non-employee director cash and equity retainers to their previous levels.

Non-Employee Director Compensation

The Governance Committee is responsible for annually reviewing compensation paid to non-employee directors for service on the Board and for recommending to the Board changes in compensation, if appropriate. The Corporation's CEO does not receive any compensation for his services as a director. The Board is responsible for approving director compensation based on recommendations by the Governance Committee. Neither the Governance Committee nor the Board delegates its authority with respect to setting director compensation to any other person or group. However, the Corporation's management may, at the request of the Governance Committee, assist the Governance Committee in its review of director compensation, which may include recommending changes to compensation. Although it has not done so recently, the Governance Committee has authority to retain a consultant to assist in the evaluation of the compensation and benefits for directors and to approve the consultant's fees and other retention terms.

At the beginning of 2020, each non-employee director was scheduled to receive an annual retainer of $180,000, of which $70,000 was to be paid in cash in equal installments of $17,500 after each quarterly Board meeting and $110,000 was to be paid in the form of common stock issued under the 2017 Equity Plan for Non-Employee Directors ("Equity Plan") following the May Board meeting. In 2020, due to the COVID-19 related compensation changes detailed above, each non-employee director received:

•a cash installment payment of $17,500 after the February, August, and November Board meetings and $13,125 after the May Board meeting; and
•a $82,500 common stock grant after the May Board meeting.

The Lead Director receives an additional annual retainer of $19,000. The Chair of the Audit Committee receives an additional annual retainer of $15,000. The Chairs of the Compensation Committee and Governance Committee each receive an additional

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annual retainer of $10,000. Cash retainers for the Lead Director and Chairs are paid in equal installments after each quarterly Board meeting. Directors are also reimbursed for travel and related expenses incurred to attend meetings.

The Corporation requires each non-employee director to own common stock of the Corporation with a market value of five times or more the cash portion of the annual retainer. To promote common stock ownership, non-employee directors who have not yet met this minimum share holding requirement are required to receive one-half of the cash portion of their annual retainer in the form of shares of common stock issued under the Equity Plan or, to the extent the director participates in the Corporation's Directors Deferred Compensation Plan ("Directors Deferred Plan"), in the form of nonvoting share units to be credited to the director's account under the Directors Deferred Plan.

Under the Equity Plan, non-employee directors may elect to receive all or a portion of their cash retainers in the form of shares of common stock. Under the Directors Deferred Plan, each director has the opportunity to defer up to 100% of their retainers. Amounts can be deferred to a cash account earning interest at a rate set each year at 1% above the prime interest rate or to the Corporation's notional stock account in the form of nonvoting share units that fluctuate in value based on the price increase or decrease of common stock and earn dividends distributed to all shareholders. The dividends are automatically reinvested for each participant to acquire additional nonvoting share units. For any cash compensation deferred to the Corporation's notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of common stock on the date the compensation would have otherwise been paid. Each director participating in the Directors Deferred Plan elects, on an annual basis, the date or dates of distribution (i.e., a director can elect a lump-sum distribution or distribution via annual installments not to exceed 15) of any amounts they defer. In addition, each non-employee director is eligible to receive awards of stock options to purchase common stock, restricted stock or common stock grants, or any combination thereof, under the Equity Plan in amounts authorized by the Board.

The Corporation does not have a non-equity incentive plan for non-employee directors. As of the Record Date, the Corporation has never issued stock options or restricted stock to the non-employee directors and all shares of common stock issued to directors in lieu of cash retainer amounts were fully vested upon issuance.

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Director Compensation for 2020

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
Mary Bell	75,625	82,500	979	3,301	162,405
Miguel Calado	73,125	82,500	—	3,301	158,926
Cheryl Francis	65,625	82,500	—	3,301	151,426
John Hartnett	65,625	82,500	—	3,301	151,426
Mary Jones	65,625	82,500	—	3,301	151,426
Larry Porcellato	84,625	82,500	971	3,301	171,397
Dhanusha Sivajee	65,625	82,500	—	3,301	151,426
Abbie Smith	80,625	82,500	—	3,301	166,426
Brian Stern	20,000	—	—	—	20,000
Ronald Waters	65,625	82,500	8,190	3,301	159,616

Notes
(1)For 2020, the non-employee directors listed in the table above each earned the following fees paid in cash: Ms. Bell - $65,625 annual retainer plus $10,000 retainer for service as Chair of the Compensation Committee; Mr. Calado - $65,625 annual retainer plus $7,500 prorated retainer for service as Chair of the Governance Committee; Ms. Francis - $65,625 annual retainer; Mr. Hartnett - $65,625 annual retainer; Ms. Jones - $65,625 annual retainer; Mr. Porcellato - $65,625 annual retainer plus $19,000 retainer as Lead Director; Ms. Sivajee - $65,625 annual retainer; Ms. Smith - $65,625 annual retainer plus $15,000 retainer for service as Chair of the Audit Committee; Mr. Stern (retired from the Board effective May 5, 2020) - $17,250 prorated annual retainer plus $2,500 prorated retainer for service as Chair of the Governance Committee; and Mr. Waters - $65,625 annual retainer. Mr. Hartnett and Ms. Jones received 100% of the cash retainer in the form of common stock under the Equity Plan, which equated to 2,145 shares; and Ms. Sivajee received 50% of the cash retainer in the form of common stock under the Equity Plan, which equated to 1,071 shares.
(2)Represents the portion of the annual retainer paid in the form of shares – a $82,500 common stock grant authorized by the Board on May 5, 2020, under the Equity Plan. Each non-employee director serving on the Board as of May 5, 2020, was issued 3,608 shares of common stock at a price of $22.86 (the closing price of a share of common stock on the date of grant, May 5, 2020) for a total grant date fair value of $82,479, as computed in accordance with FASB Accounting Standards Codification Topic 718. The difference between the $82,500 common stock grant authorized by the Board and the actual value of common stock issued was approximately $23. As the Corporation only issues fractional shares under the Directors Deferred Plan, and not under the Equity Plan, the Corporation paid each non-employee director serving on the Board as of May 5, 2020, $23, in the form of cash in lieu of a fractional share for those non-employee directors who did not elect to defer their common stock grant under the Directors Deferred Plan. Ms. Bell deferred 100% of her common stock grants under the Directors Deferred Plan. There are no unexercised option awards or unvested stock awards outstanding as of the end of 2020 for any of the Directors.
(3)Includes above-market interest earned on cash compensation deferred under the Directors Deferred Plan. Interest on deferred cash compensation is earned at one percent over the prime rate. Above-market earnings represent the difference between the interest earned under the Directors Deferred Plan and 120% of the applicable federal long-term rate. Above-market interest earned by Mr. Porcellato is for cash compensation deferred prior to January 1, 2007, and interest earned by Mr. Waters is for cash compensation deferred prior to January 1, 2010.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Proposal Summary

The Board has nominated directors Mary A. Bell, Mary K.W. Jones, and Ronald V. Waters, III to be elected to serve on the Board, each for a term of three years expiring at the 2024 annual meeting of the shareholders and until their successors are duly elected and qualified.

Each nominee currently serves on the Board and has been determined to be independent under the NYSE listing standards, categorical independence standards adopted by the Board and contained in our Corporate Governance Guidelines, and the applicable SEC rules. There are no family relationships between the Corporation's executive officers and nominated directors.

Nominees elected as directors at the Annual Meeting will hold office for the indicated term or until their respective successors are elected and qualified, subject to their prior death, resignation or removal.

The Corporation believes each nominee listed above will be available to serve if elected. However, if any one of them becomes unavailable, the persons named as proxies have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the Annual Meeting may be filled by the Board.

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Required Vote

Election of the nominees as directors requires the affirmative vote of the holders of a majority of the outstanding shares voted at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast either "for" or "against" a nominee's election.

Recommendation of the Board

The Board recommends a vote "FOR" the election of each of the director nominees.

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Audit Committee Matters

AUDIT COMMITTEE REPORT

The Audit Committee consists of three members: Abbie J. Smith, who serves as Chair of the Audit Committee, Larry B. Porcellato, and Ronald V. Waters, III. Each member is an independent director under NYSE and the SEC rules. The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available at investors.hnicorp.com.

The Audit Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee, overseeing the performance of the Corporation’s internal audit function, and assisting the Board in its oversight of enterprise risk management including privacy and data security.

Management has primary responsibility for the Corporation’s consolidated financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Corporation’s internal auditors, for assessing the effectiveness of the Corporation’s internal control over financial reporting. KPMG LLP ("KPMG"), the Corporation’s independent registered public accounting firm since 2015, is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles in the United States, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and work with KPMG's lead partner, who was appointed in 2020.

The Audit Committee also oversees management’s processes to identify and quantify material risks facing the Corporation, including risks disclosed in the Corporation’s Annual Report on Form 10-K. The Audit Committee meets regularly with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, the evaluation of the Corporation’s internal control over financial reporting and the overall quality of the Corporation’s accounting.

Management represented to the Audit Committee the Corporation's consolidated financial statements for fiscal year ended January 2, 2021 were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG. Management has also represented it has assessed the effectiveness of the Corporation’s internal control over financial reporting, and has determined that, as of January 2, 2021, the Corporation maintained effective internal control over financial reporting. The Audit Committee has reviewed and discussed with management and KPMG this assessment. The Audit Committee has also discussed with KPMG its evaluation of the accounting principles, practices and judgments applied by management, and any items required to be communicated to it by KPMG in accordance with regulations promulgated by the SEC and the PCAOB including the matters required to be discussed by PCAOB Auditing Standard No. 1301.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG required by the PCAOB regarding KPMG's communications with the Audit Committee concerning independence and discussed with KPMG its independence. The Audit Committee also concluded the provision of non-audit services by KPMG is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board the consolidated financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended January 2, 2021.

Audit Committee
Abbie J. Smith, Chair
Larry B. Porcellato
Ronald V. Waters, III

AUDIT AND NON-AUDIT FEES

The following table sets forth the fees paid by the Corporation's independent registered public accounting firm KPMG for fiscal years 2020 and 2019:

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Fee Category	2020	2019
Audit Fees (1)	$1,865,000	$1,800,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	18,854	163,750
All Other Fees (4)	210,000	650
Total	$2,093,854	$1,964,400

(1)Audit Fees relate to professional services provided in connection with the audit of the Corporation's annual financial statements and internal control over financial reporting, review of quarterly financial statements and audit services provided in connection with other statutory and regulatory filings or engagements.
(2)Audit-Related Fees relate to professional services provided that are reasonably related to the performance or review of the Corporation's financial statements.
(3)Tax Fees relate to professional services provided in connection with tax compliance, and tax consulting and planning services.
(4)All Other Fees relate to professional services provided other than the services reported in the categories above.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee is responsible for the negotiation and approval of all audit and non-audit engagement fees, terms and services. The Audit Committee has policies and procedures requiring pre-approval by the Audit Committee of any engagement of our independent registered public accounting firm to perform audit or permissible non-audit services. Between Audit Committee meetings, the Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve such services. The delegated member or members must report any such pre-approvals to the Audit Committee at its next scheduled meeting. All services performed by KPMG in 2020 were pre-approved by the Audit Committee.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Summary

The Audit Committee has re-appointed KPMG as the Corporation's independent registered public accounting firm for the Corporation's 2021 fiscal year. KPMG has served as the Corporation's independent registered public accounting firm since 2015. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the audit firm.

Based on its most recent evaluation of KPMG, the members of the Audit Committee believe the retention of KPMG is in the best interest of the Corporation and its shareholders. At the Annual Meeting, the Board proposes shareholders ratify the appointment of KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending January 1, 2022. Although shareholder ratification is not required by the By-laws or otherwise, the Corporation is submitting the selection of KPMG to its shareholders to permit shareholders to participate in this important decision. If the shareholders fail to ratify the Audit Committee's selection of KPMG, the Audit Committee will reconsider the selection.

Representatives of KPMG will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares votes at the Annual Meeting is required to adopt the Proposal. Abstentions will not be counted for purposes of determining whether this Proposal has received sufficient votes for approval.

Recommendation of the Board

The Board recommends a vote "FOR" ratification of KPMG as independent registered public accounting firm.

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Executive Compensation

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Summary

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the related rules of the SEC, shareholders have the opportunity to cast an annual advisory vote to approve named executive officer compensation as disclosed pursuant to the compensation disclosure rules of the SEC, which includes the CD&A, the compensation tables, and the accompanying narrative disclosures.

The Corporation encourages shareholders to read the CD&A and other sections of this Proxy Statement describing how the Corporation's executive compensation program operates. The Compensation Committee and the Board believe the Corporation’s compensation program is effective in long-term shareholder value creation and contributing to the Corporation’s continuing success.

Accordingly, shareholders are asked to approve the following resolution at the Annual Meeting:
RESOLVED, the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

As an advisory vote, this proposal is not binding on the Corporation, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by our shareholders on this proposal and will carefully consider the outcome of this vote when making future compensation decisions for the named executive officers.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares voted at the Annual Meeting is required to adopt the resolution. Abstentions and broker non-votes will not be counted for purposes of determining whether this Proposal has received sufficient votes for approval.

Recommendation of the Board

The Board recommends a vote "FOR" adoption of the resolution approving the compensation of the named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This CD&A describes the key features of the Corporation's executive compensation program and the Compensation Committee's approach in deciding 2020 compensation for the Named Executive Officers:

Name	Position
Jeffrey D. Lorenger	Chairman, President and Chief Executive Officer, HNI Corporation
Marshall H. Bridges	Chief Financial Officer; Senior Vice President, HNI Corporation
Vincent P. Berger	President, Hearth & Home Technologies; Executive Vice President, HNI Corporation
Steven M. Bradford	Senior Vice President, General Counsel and Secretary, HNI Corporation
Kurt A. Tjaden	President, HNI International; Senior Vice President, HNI Corporation

This CD&A is divided into four parts:
1.Executive Compensation Overview
2.Executive Compensation Objectives and Governance
3.Executive Compensation Elements
4.Additional Compensation Programs and Policies

Fiscal Year 2020 Overview

Despite the extraordinary challenges posed by the COVID-19 pandemic, the Corporation effectively managed its financial position by taking an aggressive yet balanced approach in its response including temporarily reducing salaries of its members (10%), executives (15%), and the CEO (25%); reducing Board retainers by 25%; furloughing members to match staffing levels with demand activity; and reducing the Corporation's capital expenditure budget. In addition, the Corporation i) expanded operating margins and grew year-over-year net sales of Residential Building Products, ii) delivered solid profits in both Residential Building Products and Workplace Furnishings, and iii) improved its working capital efficiency. As a result, the Corporation delivered strong cash flow and maintained a high-quality balance sheet. As the Corporation continues to navigate the unique challenges presented by the COVID-19 pandemic, it will continue taking actions to increase productivity, maintain its strong balance sheet, and generate cash flow, while focusing on the health and safety of members and serving customers.

1. Executive Compensation Overview

Primary Compensation Elements

The primary elements of the compensation program are base salary, and annual and long-term performance-based incentive opportunities. These primary elements were chosen to attract the best talent and drive long-term shareholder value creation.

Element	Description	Purpose
Base Salary (see page 22)	Annual cash compensation.	Compensation for expected day-to-day responsibilities. Pay adjustments are based on capabilities, responsibilities and market factors.
Annual Incentive Opportunity (see page 23)	Targeted variable compensation equal to a percentage of base salary paid once per year and based 80% on financial performance and 20% on individual objectives.	Focus executives on annual performance goals, typically financially driven.
Long-Term Incentive Opportunity (see page 25)	Variable performance compensation typically in the form of Restricted Stock Units and Performance Share Units earned at the end of a three-year period based on economic profit goals.	Align executives' decisions with long-term shareholder value creation. Promote executive retention.

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Other Key Compensation Practices

The Human Resources and Compensation Committee ("Compensation Committee") regularly reviews developments in executive compensation and governance and adjusts the Corporation's practices and policies.

HNI Compensation Practices
What We Do
Pay for performance	✓	A large majority of executive compensation is based on achievement of long-term value creation.
Stock ownership guidelines	✓	Stock ownership guidelines require the CEO to hold shares valued at 5x base salary and other Named Executive Officers at 3x base salary.
Double trigger change in control	✓	Both a change in control and involuntary termination are required for the change in control agreement to take effect.
Clawback policy	✓	Performance-based compensation, under certain circumstances, will be canceled or reclaimed if an executive engages in fraud or financial misconduct.
Anti-hedging and anti-pledging policy	✓	Officers and directors are prohibited from engaging in hedging or pledging transactions with respect to HNI stock.
Independent compensation consultants	✓	The Compensation Committee engages independent compensation consultants who work only for the Committee, and not for management.
Annual shareholder Say on Pay	✓	The Corporation holds an annual advisory vote regarding Named Executive Officer compensation.
Annual compensation risk assessment	✓	The Compensation Committee reviews a risk assessment of the Named Executive Officer compensation program every year.
What We Don't Do
No employment contracts	✗	Neither the CEO nor any other Named Executive Officers have an employment contract.
No perquisites	✗	Consistent with its longstanding culture, the Corporation does not offer any perquisites to Name Executive Officers, other than standard relocation assistance.
No excise tax gross-ups	✗	No executives are eligible for excise tax gross-ups.
No repricing of underwater options	✗	Underwater options are not repriced or replaced.
No dividends paid on stock or shares not owned	✗	Dividends are not paid on unvested restricted stock units or unearned performance share units. Instead, such dividends accrue and are paid only if the underlying awards vest or are earned based on performance.
No supplemental executive benefits	✗	Executive officers are not offered additional benefits beyond those generally available to all members.

Say on Pay Vote Results

At the 2020 Annual Meeting, over 96% of the advisory votes cast by shareholders were in favor of the compensation program for Named Executive Officers. The Compensation Committee carefully considers say on pay votes in setting the compensation of Named Executive Officers. Even with the significant support from shareholders for say on pay votes, the Corporation continues to engage with shareholders to discuss their views of the executive compensation program.

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Compensation Program Changes in 2020

The Board, Compensation Committee, and Corporation made changes to the executive compensation program for 2020 (as described in the following table).

Topic	Action	Rationale
Long-Term Incentive Plan	The long-term performance cash plan was replaced with Performance Share Units ("PSUs") granted under the Stock Based Compensation Plan. Performance is measured against a 3-year cumulative Economic Profit goal.
The change in long-term incentive vehicles emphasizes shareholder alignment, strengthens retention of executives, and is supported by market practice. The weighting increase to 50% performance awards and payment of dividends on earned equity awards further aligns the interests of executives with the interests of shareholders.
The Corporation moved away from Stock Options to granting time-based Restricted Stock Units ("RSUs").
Long-Term Incentives granted to all executives, including the Named Executive Officers, are split 50% PSUs and 50% RSUs, resulting in 50% of the award now being performance based.
PSUs and RSUs accrue and pay dividends at the time earned shares are distributed to participants.
Annual Incentive Plan	The financial portion (80%) of the Annual Incentive Plan award is measured against EBIT goals.	The use of EBIT continues to align with strategic objectives by motivating and incenting profitable growth, is highly correlated to short and long-term shareholder value creation and aligns with peer group practices.
Peer Group	The peer group was revised to remove Carlisle Companies Incorporated and Snap-On Incorporated, and add ACCO Brands and Hillenbrand.	These changes further align the Corporation to its peer group when evaluating revenue size and market cap.

2. Executive Compensation Objectives and Governance

Philosophy and Objective

The Corporation's Board believes in aligning the compensation of the Corporation's leadership with creating long-term value for shareholders and other important stakeholders, including members and customers. Governance of the executive compensation program, including hands-on involvement of the Compensation Committee, is guided by this principle.

Pay for Performance

Highlighting the Corporation's pay for performance philosophy, the executive compensation program for 2020 ties a large majority of each senior executive's compensation to the achievement of long-term value creation through the use of annual and long-term performance-based awards. The Corporation believes earnings before interest and taxes (EBIT) and economic profit are strong indicators of long-term shareholder value creation and in 2020 used EBIT to measure financial performance goal achievement under the annual incentive plan and economic profit to measure financial performance under the long-term incentive plans. Economic profit is defined as after-tax operating profit less a charge for average invested capital. Economic profit promotes the simultaneous optimization of growth, earnings and capital efficiency.

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Pay Mix

For 2020, the target compensation mix for the CEO and other Named Executive Officers is below. Approximately 81% of CEO compensation and 67% of all other Named Executive Officers' compensation is considered variable based on achieving financial and strategic objectives.

CEO Target Pay Mix
19%
61%
20%
Long-Term Incentive
Annual Incentive
Base Salary

Other Named Executive Officer
Target Pay Mix
33%
43%
24%
Long-Term Incentive
Annual Incentive
Base Salary

Compensation Committee and Non-Employee Directors

The Compensation Committee is responsible for the oversight of the Corporation's executive compensation programs. The Compensation Committee reviews and recommends to the Board for approval by the non-employee directors all elements of the CEO's compensation. For the other Named Executive Officers, the Compensation Committee considers recommendations from the CEO and approves all elements of compensation except equity grants, which the Compensation Committee recommends for approval by the non-employee directors.

The Corporation's Member and Community Relations Department, Office of the General Counsel, and Finance Department support the Compensation Committee and the Board in a variety of ways related to executive compensation, including conducting executive compensation benchmarking, preparing compensation-related materials and providing updates on corporate governance laws and best practices.

The Compensation Committee occasionally retains outside compensation consultants to provide recommendations for structuring and designing the Corporation's executive compensation program, selecting a peer group for benchmarking, and establishing competitive incentive award targets.  The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) and Exequity LLP (“Exequity”) as executive compensation consultants. FW Cook served as the compensation consultant in 2019 to review CEO compensation for 2020. In 2020, Exequity provided guidance on a variety of topics including incentive design, stock-based compensation plans, and current market practices and trends with respect to the impact of COVID-19 on executive compensation programs. Both FW Cook and Exequity are independent compensation consultants that provided no services to HNI other than those services provided to the Compensation Committee. After considering the six independence factors discussed in Section 303A.05(c)(iv)(A)-(F) of the NYSE Listed Company Manual, the Compensation Committee determined that FW Cook and Exequity had no conflict of interest pursuant to Item 407(e)(3)(iv) of the SEC’s Regulation S-K.

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Benchmarking with Market Data

CEO Benchmarking
The Compensation Committee compares CEO compensation to the below-listed peer companies. The Compensation Committee includes companies in similar industries or with a similar level of business complexity, manufacturing approach, or go-to-market structure with whom the Corporation may compete for talent. Additionally, the Compensation Committee considers the relative size of the companies, including market capitalization and net sales, and employee headcount. The Compensation Committee made changes to the peer group for 2020 by removing Carlisle Companies Incorporated and Snap-On Incorporated, and adding ACCO Brands and Hillenbrand.

Peer Group
A.O. Smith Corporation	Kennametal Inc.
ACCO Brands	Knoll Inc.
Armstrong World Industries, Inc.	Leggett & Platt, Incorporated
Briggs & Stratton Corporation	Lennox International Inc.
Donaldson Company, Inc.	Lincoln Electric Holdings Inc.
Enerpac Tool Group Corporation (formerly Actuant)	Regal Beloit Corporation
Herman Miller, Inc.	Steelcase Inc.
Hillenbrand	Valmont Industries

At the direction of the Compensation Committee, FW Cook conducted a comprehensive compensation analysis for chief executive officers of peer group companies ("CEO Compensation Review") in 2019. The Compensation Committee utilized the CEO Compensation Review to establish the elements and targets of Mr. Lorenger's compensation as CEO in early 2020.

Market Data for Other Named Executive Officers

The Compensation Committee annually assesses base salary and annual and long-term incentive compensation data compiled from commercially available compensation survey reports published by Willis Towers Watson and Mercer Human Resource Consulting (collectively, the "Survey Reports").

In 2020, the Compensation Committee followed its regular process of using the Survey Reports in reviewing the elements and targets of the Named Executive Officers' compensation (except the CEO), considering the responsibilities and capabilities of each executive officer.

3. Executive Compensation Elements
Base Salary

For 2020, the base salary for each Named Executive Officer was appropriately indexed from the market median for the relevant position. Actual base salaries may be higher or lower than the market median based on the following factors, which are considered annually by the Compensation Committee (and non-employee directors in the case of the CEO's base salary) when determining changes in base salary:

•    demonstrated growth, development and advancement;
•    individual performance and competency; and
•    value of experience both in service to the Corporation and other organizations.

The Compensation Committee conducts the CEO's annual base salary review at the February Board meeting and all non-employee directors participate with the Compensation Committee in this review. For other executive officers, the Compensation Committee normally approves base salary changes annually at the Board meeting prior to the anniversary date of each officer's appointment.

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Based on a combination of performance, personal growth and market factors, the Compensation Committee (and with respect to the CEO's base salary, the non-employee directors) awarded the following base salaries in 2020:

Name	2019 Annual Base Salary ($)	2020 Annual Base Salary ($)	Increase ($)	Increase (%)
Jeffrey D. Lorenger	927,000	954,800	27,800	3.0
Marshall H. Bridges	475,000	494,000	19,000	4.0
Vincent P. Berger	433,700	450,700	17,000	3.9
Steven M. Bradford	428,100	440,900	12,800	3.0
Kurt A. Tjaden	486,160	499,530	13,370	2.8

The increases awarded to the Named Executive Officers were generally consistent with the average increase for members across the Corporation. The table above does not reflect salary adjustments due to COVID-19.

COVID-19 Related Temporary Executive Salary Reductions

On April 20, 2020, as part of the Corporation’s response to the impacts of the COVID-19 pandemic and measures to reduce operating and corporate costs, the CEO agreed with the Board of Directors to reduce his 2020 base salary by 25%, while the 2020 base salaries of the Corporation’s other named executive officers and certain other executives were reduced by 15%. On July 17, 2020, the Board of Directors restored the CEO’s 2020 base salary to its previous level, effective August 9, 2020, and restored the salaries of other Named Executive Officers and other executives whose salaries had been reduced. The salary reductions will not modify rights under any applicable agreements between any executive or officer and the Corporation with respect to the calculation of annual or long-term incentive awards.

Annual Incentive

To provide alignment with strategic business objectives, Named Executive Officers are eligible for annual incentive compensation awards under the Annual Incentive Plan. The Annual Incentive Plan helps focus the Named Executive Officers on both annual financial achievements and individual objectives aligned with the Corporation's strategic plan.

For 2020, key features of the Annual Incentive Plan were:

Award Target as a % of Base Salary		Basis of Award Achievement
Chairman, President and Chief Executive Officer	110%	Achievement of Financial Goals	80%
Other Named Executive Officers	75%	Attainment of Individual Objectives	20%

The CEO's annual incentive compensation award target is a greater percentage of base salary than the targets for the other Named Executive Officers because the CEO has the most impact on the Corporation’s annual performance.

The awards are paid in February following the year in which they are earned. Termination of employment other than due to death, disability, retirement or a change in control of the Corporation prior to the end of the year in which an award is earned results in the loss of outstanding awards. Awards are paid in cash unless the executive requests and the Compensation Committee approves taking all or part of the payment in the form of common stock or the Compensation Committee determines the executive's stock ownership does not reflect appropriate progress toward the executive's ownership guideline. Given the unique challenges faced by the Corporation in 2020 due to the COVID-19 pandemic, the Board and Compensation Committee elected to apply discretion to determine the award associated with the financial portion of the Annual Incentive Plan for Messrs. Lorenger, Bridges, Bradford, and Tjaden. Mr. Berger's annual incentive was not adjusted due to the superior performance of the Corporation's Residential Building Products segment. Detailed explanation and rationale for the Committee's decision to apply discretion are included in the Financial Performance Goals section of this CD&A. The following table describes adjusted payouts under the Annual Incentive Plan for each Named Executive Officer for 2020:

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Name	Annual Incentive Compensation Award Target ($)	Award Payout Attributable to Financial Goals Prior to COVID-19 Adjustment ($)	Actual Award Payout Attributable to Financial Goals After COVID-19 Adjustment ($)	Actual Award Payout Attributable to Individual Objectives ($)	Estimated Payout Prior to COVID-19 Adjustment ($)	Total Payout Following COVID-19 Adjustment ($)	Actual Payout as % of Target (%)
Jeffrey D. Lorenger	1,050,280	—	504,135	132,335	132,335	636,470	61
Marshall H. Bridges	370,500	—	177,840	46,683	46,683	224,523	61
Vincent P. Berger	338,025	540,840	540,840	81,802	622,642	622,642	184
Steven M. Bradford	330,675	—	158,724	41,665	41,665	200,389	61
Kurt A. Tjaden	374,648	—	179,831	—	—	179,831	48

Each Named Executive Officer received the 2020 Annual Incentive Plan award payout in cash.

Financial Performance Goals

The Compensation Committee considers the annual financial plan, approved by the Board in February, to help establish EBIT goals for the Corporation and financial goals for each core business unit. EBIT goals are based on strategic opportunities with consideration of current market conditions (e.g., strength of the housing market, global economy, or corporate earnings) and business opportunities (e.g., launch of new product line or integration of recently acquired business).

Payout ranges are set between 0% and 200% of the EBIT target with an achievement threshold of 35% to receive a minimum payout. Payout levels are expected to be between 80% and 120% of target in most years and average approximately 100% of target over time. The Compensation Committee establishes the target level of EBIT as an aggressive but achievable goal for the Corporation as a whole or any business unit based on economic and competitive conditions at the time goals are established.

Prior to the COVID-19 pandemic, Messrs. Lorenger, Bridges, and Bradford were eligible for awards based on the financial performance of the Corporation while Messrs. Berger and Tjaden were eligible for awards based on the financial performance of each executive's individual area of responsibility (one or more business units). These goals were set in early 2020 in advance of the onset of the pandemic.

For 2020, the EBIT goal for the Corporation was $161.3 million, and EBIT achievement was $105.9 million, resulting in 0% of target payout. The Board and Compensation Committee weighed many factors and decided, as permitted by the terms of the Annual Incentive Plan in recognition of unusual events, to apply positive discretion to the financial component of Messrs. Lorenger, Bridges, Bradford, and Tjaden's annual incentive compensation award to allow for a 60% of target payout on that portion of the award. Specifically, the Board and Compensation Committee considered the following when applying discretion:

•Free cash flow performance. To protect the long-term financial health of the Corporation amid COVID-19 pandemic related disruptions, the Board and Compensation Committee emphasized generating free cash flow during 2020. The Corporation was able to generate $173 million of free cash flow, which exceeded prior year performance by $20 million and the target established prior to the pandemic by $38 million despite unprecedented conditions. The strong free cash flow insulated the Corporation against financial stress and was used to pay down debt, make long-term investments, and build cash for future use. If the financial portion of the Annual Incentive Plan had been weighted 30% on free cash flow and 70% on the original EBIT targets, achievement for the Corporation would have resulted in a 60% of target payout.

•Bifurcation of the performance period. Despite COVID-19 pandemic related pressures, the Corporation grew EBIT (i.e., non-GAAP operating income) during the first six months of 2020 as compared to the prior year period. If the EBIT goals associated with the financial portion of the Annual Incentive Plan had been divided into two independent 6-month measurement periods, achievement for the first 6-month period would have resulted in a payout of 120% of target and 0% of target for the second 6-month period. Bifurcation of the performance period in this way to somewhat isolate the Corporation's EBIT performance from pandemic related disruptions would have resulted in a total payout of 60% of target.

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Based on these considerations, the Board and Compensation Committee awarded Messrs. Lorenger, Bridges, Bradford, and Tjaden a 60% of target discretionary payout for the financial portion of the Annual Incentive Plan. These discretionary payments are reflected in the "bonus" column of the Summary Compensation Table. For 2021, the Corporation expects the financial portion of the Annual Incentive Plan to be measured against established EBIT goals approved by the Compensation Committee.

Individual Objectives

Each Named Executive Officer's individual objectives are based on broad strategic objectives of the Corporation or one or more operating units and are defined and measured within the year. The non-employee directors annually review and approve the CEO's individual objectives. The CEO annually reviews and approves the individual objectives of each other Named Executive Officer.

In 2020, Messrs. Lorenger, Bridges, and Bradford's individual objectives were based on the organic sales growth targets of the Corporation and on the success of the Corporation's digital initiative. Mr. Berger's individual objectives were based on organic sales growth targets of Residential Building Products and on the success of the Corporation's digital initiative. Mr. Tjaden's individual objectives were based on the organic sales growth targets of the Corporation's Lamex and HNI Global operating units.

At year-end, the CEO evaluates Named Executive Officers' performance against their individual objectives and recommends an achievement percentage for Compensation Committee approval. Achievement percentages for individual objectives range from 0% to 125%. The non-employee directors, after reviewing the CEO's self-evaluation, determine the achievement percentage of the CEO's individual objectives.

The Compensation Committee and the CEO (and with respect to the CEO, the non-employee directors) determined the Named Executive Officers delivered results on the stated goals resulting in attainment of individual objectives from 0% to 121%.

Long-Term Incentive

Through their leadership and strategic actions, long-term incentive participants have the ability to significantly impact the Corporation's long-term performance. Long-term incentive compensation, in the form of Performance Share Units (PSUs) and Restricted Stock Units (RSUs), is designed to focus executives on long-term value creation for shareholders measured by objective financial performance metrics and long-term stock price appreciation, and to incent executives to remain with the Corporation. Long-term incentive compensation is provided through the annual equity grants to select executives, including all Named Executive Officers, under the Corporation's 2017 Stock-Based Compensation Plan (the "Stock Plan").

These two types of long-term incentive vehicles provide a balance between emphasizing financial performance (PSUs) and stock price performance (RSUs). The Compensation Committee and the Board annually evaluate and approve the participants' target awards to ensure alignment with the Corporation's compensation philosophy. Annual grants typically occur at the February Board meeting. The Board also may occasionally grant equity awards throughout the year for a new hire, a significant promotion, or other special circumstances.

The following table shows the total long-term incentive compensation award opportunities for each Named Executive Officer.

Name	Total Long-Term Incentive Compensation Target ($)	Total Long-Term Incentive Compensation Award Target (% of Annual Base Salary at Time of Award)
Jeffrey D. Lorenger	3,103,100	325
Marshall H. Bridges	741,000	150
Vincent P. Berger	650,550	150
Steven M. Bradford	321,075	75
Kurt A. Tjaden	729,240	150

For 2020, the Board decided to grant half (50%) of the target long-term incentive compensation target amount as PSUs and half (50%) as RSUs under the Stock Plan. The Board determined the long-term incentive compensation awards should be split equally among PSUs and RSUs because the mix provides the best balance between the competing interests the long-term incentive awards seek to serve (i.e. focus on performance objectives and continued employment (PSUs) and continued employment and increasing stock price performance (RSUs)). The Board granted the PSUs and RSUs using the targeted dollar value of the award divided by the grant date closing share price to calculate the number of units granted. The Board granted equity awards to each Named Executive Officer on February 12, 2020, with the closing price of $38.08 per share of common

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stock. See the following table reflecting the number of PSUs and RSUs granted in February 2020 for each Named Executive Officer:

Name	Targeted Number of PSUs Granted in February 2020 ($)	Targeted Number of RSUs Granted in February 2020 ($)
Jeffrey D. Lorenger	40,744	40,744
Marshall H. Bridges	9,730	9,730
Vincent P. Berger	8,542	8,542
Steven M. Bradford	4,216	4,216
Kurt A. Tjaden	9,575	9,575

Performance Share Units

In February 2020, half of each Named Executive Officer's long-term incentive compensation opportunity was granted in performance share units. PSUs represent the right to receive shares at the end of the three-year performance period. The Committee establishes the financial goals at the start of each three-year performance period. These units cliff vest and distribute following the end of the three year performance period if financial goals are met. The total number of shares earned may vary between 0% and a maximum of 200% of the target number of units awarded depending upon performance relative to the established goal, with an achievement threshold of 25% to receive a minimum payout. PSUs convert into shares upon vesting. Dividends accrue and pay in cash at the end of the performance period based on the number of shares vested according to performance metrics. For fiscal 2020, the Committee approved economic profit targets for the PSUs. Economic profit provides clear line of sight for executives and shareholders on the alignment of financial performance with share price. Early termination of employment other than due to death, disability, retirement or a change in control of the Corporation results in forfeiture of unvested awards. PSUs motivate and incent executives to focus on long-term value creation while maximizing shareholder alignment. The following table represents the financial achievement targets set for the PSUs in 2020:

2020 – 2022 Performance Share Unit Cumulative Economic Profit Targets
% Achievement	($M)
200% Maximum	227.9
100% Target	191.9
25% Threshold	66.1

Restricted Stock Units

In February 2020, half of each Named Executive Officer's long-term incentive compensation opportunity was granted in restricted stock units. RSUs represent the right to receive shares of common stock. Each unit represents the equivalent of one share of common stock as of the date of grant and vests one-third per year over the three years beginning on the first anniversary of the grant date. RSUs convert into shares upon vesting. Dividends are not paid over the vesting period but accrue and pay in cash at the time of vesting. The amount of income realized by an executive from an RSU is equal to the stock price at the time the award vests multiplied by the number of units granted to the executive. Early termination of employment other than due to death, disability, retirement or a change in control of the Corporation results in forfeiture of unvested awards. RSUs provide shareholder alignment and support retention.

Cash Awards

Beginning in 2020, the Corporation moved away from granting long-term performance cash awards. The Long-Term Performance Plan for 2019-2021 (the "2019-2021 Plan") and the Long-Term Performance Plan for 2018-2020 (the "2018-2020 Plan") remain in effect. Under these plans actual performance is measured each year, with one-third of the cash award earned based on economic profit achievement in each of the three years covered by the plan. Achievement for each year may range from 0% to 200% of the annual award target, with a 25% threshold level. Economic profit achievement representing a 100% payout level is established as an aggressive but achievable goal for the Corporation based on economic and competitive conditions at the time goals are established. Under the Long-Term Performance Plan, economic profit is defined as after-tax operating profit less a charge for average invested capital, with cash normalized to a fixed amount for purposes of the calculation.

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Economic profit achieved by the Corporation in 2020 was measured against (i) the performance goal for the second year of the 2019-2021 Plan, and (ii) the performance goal for the third year of the 2018-2020 Plan. For 2020, the Corporation's economic profit was:

•($21.8) million as calculated under the 2019-2021 Plan, resulting in an earned award of 0% for 2020; and
•($21.0) million as calculated under the 2018-2020 Plan, resulting in an earned award of 0% for 2020.

The difference between the economic profit for 2020 under the two plans is attributable to the treatment of acquisitions and use of different normalized cash levels in the calculations. A discussion of the 2018-2020 and 2019-2020 Plans was contained in the 2019 and 2020 proxy statements, respectively. The following table represents the economic profit targets set for the 2020 year under the two plans.

2020 Economic Profit Matrix
Payout (%)	2019-2021 Plan ($M)	2018-2020 Plan ($M)
25%	20.0	50.0
100%	59.2	82.6
200%	80.8	130.0
The economic profit target and payouts for 2020 differ between the 2019-2021 Plan and the 2018-2020 Plan as a result of the Compensation Committee recommending, and the Board approving, an economic profit target for each year in a Long-Term Performance Plan at the beginning of the Long-Term Performance Plan (e.g., the 2020 economic profit target under the 2019-2021 Plan was set in February 2019). The differences in target value result primarily from changing assumptions on national and global economic conditions as well as an additional year of actual performance for the Corporation.

The Named Executive Officers earned the following amounts under the Long-Term Performance Plan based on 2020 performance:

Name	Long-Term Performance Plan	Target Award for 2020 Performance Period ($)	Actual 2020 Performance Period Achievement (%)	Award Earned for 2020 Performance Period Achievement ($)
Jeffrey D. Lorenger	2019-2021	251,063	0	—
	2018-2020	193,750	0	—
	Total	444,813		—
Marshall H. Bridges	2019-2021	59,375	0	—
	2018-2020	55,350	0	—
	Total	114,725		—
Vincent P. Berger	2019-2021	51,975	0	—
	2018-2020	48,125	0	—
	Total	100,100		—
Steven M. Bradford	2019-2021	25,900	0	—
	2018-2020	25,024	0	—
	Total	50,924		—
Kurt A. Tjaden	2019-2021	59,000	0	—
	2018-2020	57,000	0	—
	Total	116,000		—

4. Additional Compensation Programs and Policies

The descriptions below summarize other compensation and retirement plans in which Named Executive Officers are eligible to participate. These plans do not change significantly from year to year, and other than participation in the Supplemental Income Plan ("SIP"), do not involve annual compensation decisions by the Compensation Committee or the Board.

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Supplemental Income Plan

The SIP provides a benefit to the plan's participants, including the Named Executive Officers, equal to amounts the participants would have received had the Corporation's qualified plan (i.e., 401(k) plan) and cash profit-sharing benefits not been subject to statutory compensation caps, except no income attributable to the Long-Term Performance Plan is considered. The 2020 statutory compensation limit for qualified plan and cash profit-sharing benefits was $285,000. Any compensation in excess of this limit is excluded from the eligible earnings used to calculate qualified plan and cash profit-sharing benefits. The SIP is available to select executives, approved by the Board, who consistently earn income above compensation caps on the qualified plan and cash profit-sharing benefits.

In 2020, the Compensation Committee determined all SIP benefits would be in the form of shares of common stock. The SIP shares cannot be transferred while the participant is employed by the Corporation. The number of shares of common stock is calculated by dividing the amount of the benefit by the closing price of a share of common stock on the date the benefit is paid, with cash payable in lieu of a fractional share. Participation in the SIP is provided to assure overall competitiveness of the executive compensation program.

Deferred Compensation Plan

Executives eligible for compensation under the Annual Incentive Plan, which include all Named Executive Officers, are eligible to participate in the Corporation's Executive Deferred Compensation Plan ("Deferred Plan"). The Deferred Plan allows executives to voluntarily defer base salary, Annual Incentive Plan awards, Long-Term Performance Plan awards, SIP benefits and other amounts. Amounts can be deferred to a cash account earning interest at a rate set each year at 1% above the prime interest rate or to a notional stock account in the form of nonvoting share units fluctuating in value based on the price increase or decrease of common stock and earning dividends distributed to all shareholders. The dividends are automatically reinvested for each participant to acquire additional nonvoting share units. For any cash compensation deferred to the notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of common stock on the date the compensation would have otherwise been paid. Each participant elects, on an annual basis, the date or dates of distribution (i.e., a participant can elect a lump-sum distribution or distribution via annual installments not to exceed 15) of any deferred amounts. During 2020, no Named Executive Officers participated in the Deferred Plan.

Profit-Sharing Retirement Plan

Each Named Executive Officer participates in the Corporation's Profit-Sharing Retirement Plan (the "Retirement Plan"), a defined contribution plan generally available to all members. Members are eligible to make voluntary contributions immediately upon hire. One year of service is typically required to be eligible for employer contributions. Each Named Executive Officer is eligible for employer contributions. These contributions are reflected in the "All Other Compensation" column of the Summary Compensation Table.

Cash Profit-Sharing

Each Named Executive Officer is eligible for distributions under the Corporation's cash profit-sharing program. Cash profit-sharing is paid based on the profitability of a member's operating unit. Members are generally eligible to participate after completion of one year of continuous service. Cash profit-sharing amounts paid to the Named Executive Officers are reflected in the "Bonus" column of the Summary Compensation Table.

Change in Control, Post-Employment and Other Events

Messrs. Lorenger, Bridges, Berger, Bradford, and Tjaden have Change In Control Employment Agreements ("CIC Agreement") with the Corporation. Upon a change in control, retirement, death or disability, certain awards granted under the Annual Incentive Plan, the Long-Term Performance Plan and the Stock Plan also vest or are payable pursuant to their terms and are not conditioned on a termination of employment. See "Potential Payments Upon Termination or Change in Control" for a discussion of these items.

Perquisites

Consistent with its longstanding culture, the Corporation does not provide executives with any special or unique perquisites, such as company cars or club memberships. Relocation assistance is provided to executives under a relocation program broadly available for members transferred within the Corporation and newly-hired professional members. Executives participate in the same health, retirement, profit-sharing, disability and life insurance programs and member stock purchase plan as other members.

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Executive Stock Ownership Guideline

The Board has adopted an Executive Stock Ownership Guideline based on the belief key executives should have a significant ownership interest in the Corporation's stock.  Under the Executive Stock Ownership Guideline, ownership levels are provided for executives to acquire and hold a recommended ownership interest in the Corporation's stock based on their position and compensation level.  The guideline is intended to align the interests of key executives with shareholder interests.  The Executive Stock Ownership Guideline levels in effect for 2020 are shown below:

Position	$ Value of Shares
Chairman, President and Chief Executive Officer	5.0 x Base Salary
Operating Company (Unit) Presidents, Chief Financial Officer, and Executive and Senior Vice Presidents	3.0 x Base Salary
Other Officers	2.0 x Base Salary

Executives are encouraged to reach their respective stock ownership level within five years of the date the individual assumes an executive position covered by the guideline. The Compensation Committee annually reviews each executive's progress toward the goal. The Compensation Committee can specify a percentage of the executive's annual incentive compensation be paid in shares of common stock if it determines an executive is not achieving appropriate progress toward the goal. As of the end of 2020, each Named Executive Officer was in compliance with the Corporation's stock ownership guideline.

Executive Compensation Clawback

If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct leading to the restatement and may, to the extent permitted by law, seek repayment of amounts paid in excess of amounts based on restated financial results.

Tax Deductibility of Executive Compensation

The Corporation typically seeks to maximize the tax deductibility of components of executive compensation where appropriate. Section 162(m) of the Internal Revenue Code generally limits the ability of public companies to deduct compensation in excess of $1,000,000 paid annually to certain executive officers. Section 162(m) exempts qualifying performance-based compensation from this limit with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017.

With the enactment of the Tax Cuts and Jobs Act in December 2017, the deductibility exemption for performance-based compensation under Section 162(m) has been eliminated. As a result, compensation in excess of $1,000,000 paid to covered executive officers generally will not be deductible unless the compensation qualifies for certain transition relief under the Act. Given the commitment of the Corporation to tying the compensation of its executives to the performance of the Corporation, material changes are not expected to be made to the manner in which the Corporation awards its incentive compensation.

Impact of Prior Compensation in Setting Elements of Compensation

Prior compensation of the Named Executive Officers does not generally impact how elements of current compensation are set. The non-employee directors and the Compensation Committee believe the competitive environment mandates current total compensation be sufficient to attract, motivate and retain top management. The Compensation Committee analyzes outstanding equity grants, outstanding Annual Incentive Plan and Long-Term Performance Plan awards and ownership of common stock for each Named Executive Officer to ensure future stock equity grants, Annual Incentive Plan and Long-Term Performance Plan awards, CIC Agreements and other benefits provide appropriate and relevant incentives to the executives. Based on the current analysis, the Compensation Committee believes prior compensation will not impact the ongoing effectiveness of the compensation objectives.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee have never been officers or members of the Corporation, and have no relationship with the Corporation other than as directors and shareholders. During 2020, no executive officer of the Corporation served as a director, or as a member of any compensation committee, of any other entity that had an executive officer who served on the Board or Compensation Committee.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A, which begins on page 18 of this Proxy Statement, with management, and based on such review and discussions, the Compensation Committee recommended to the Board the CD&A be included in this Proxy Statement.

Human Resources and Compensation Committee
Mary A. Bell, Chair
John R. Hartnett
Mary K.W. Jones

SUMMARY COMPENSATION TABLE

The table below shows the compensation awarded to, earned by or paid to each of the Named Executive Officers for 2020, 2019 and 2018. In accordance with the SEC’s disclosure rules, information regarding compensation for years prior to the year in which an executive became a Named Executive Officer is not included in the table below. The Corporation does not have employment agreements with any of its executives. While employed, executives earn base salary, are eligible for benefits common to all members, and participate in the executive compensation programs identified in the tables below and discussed in the CD&A. The performance-based conditions associated with Long-Term Performance Plan, PSUs, and Annual Incentive Plan awards as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A, which begins on page 18.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Jeffrey D. Lorenger Chairman, President and Chief Executive Officer, HNI Corporation	2020	891,383	518,370	3,103,063	—	132,335	262,472	4,907,623
	2019	923,365	13,300	—	1,932,854	1,152,831	184,692	4,207,042
	2018	778,846	9,763	—	1,335,082	502,652	94,034	2,720,377
Marshall H. Bridges Chief Financial Officer; Senior Vice President, HNI Corporation	2020	477,813	192,076	741,037	—	46,683	107,011	1,564,620
	2019	472,523	13,300	—	457,108	374,552	83,259	1,400,742
	2018	438,354	9,859	—	413,225	224,500	49,937	1,135,875
Vincent P. Berger President, Hearth & Home Technologies; Executive Vice President, HNI Corporation	2020	446,532	19,390	650,559	—	622,642	103,401	1,842,524
	2019	427,504	17,406	—	400,140	328,152	126,449	1,299,651
	2018	405,138	17,183	—	359,288	409,771	95,410	1,286,790
Steven M. Bradford Senior Vice President, General Counsel and Secretary, HNI Corporation	2020	425,789	172,960	321,091	—	41,665	94,443	1,055,948
Kurt A. Tjaden President, HNI International; Senior Vice President, HNI Corporation	2020	476,811	194,066	729,232	—	—	102,332	1,502,441
	2019	477,174	13,300	—	454,223	316,384	109,479	1,370,560
	2018	461,846	9,859	—	425,538	393,267	85,200	1,375,710

Notes
(1)The amounts in this column contain actual base salary paid in 2020, which reflects a 25% pay reduction for the CEO and 15% pay reduction for all other Named Executive Officers for a portion of the year.

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(2)The amounts in this column reflect the payments of cash profit-sharing during calendar years 2020, 2019 and 2018 under the cash profit-sharing program and the amount of the Board approved discretionary payments described in the Annual Incentive Plan section of the CD&A during calendar year 2020. The breakdown between cash profit-sharing payments and the Board approved discretionary payments under the Annual Incentive Plan is as follows: Mr. Lorenger - $14,236 of cash-profit sharing and $504,135 under the Annual Incentive Plan; Mr. Bridges - $14,236 of cash-profit sharing and $177,840 under the Annual Incentive Plan; Mr. Berger - $19,390 of cash profit-sharing; Mr. Bradford - $14,236 of cash-profit sharing and $158,724 under the Annual Incentive Plan; Mr. Tjaden - $14,236 of cash-profit sharing and $179,831 under the Annual Incentive Plan.
(3)The amounts in this column reflect the aggregate grant date fair value of PSUs and RSUs granted in 2020 under the Stock Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in the footnote titled "Stock-Based Compensation" to the Corporation's audited financial statements for 2020, 2019, and 2018 in the Corporation's Annual Report on Form 10-K for the year ended January 2, 2021.
(4)The amounts in this column include incentive compensation awards earned for the 2020 fiscal year under the Annual Incentive Plan (AIP) and each of the active Long-Term Performance Plans (LTPP), the 2018-2020 Plan, and the 2019-2021 Plan. Equivalent amounts are included for the 2019 and 2018 fiscal years. The AIP awards earned in 2020 and the earnings under the 2018-2020 Plan were paid in February 2021 and were subject to continuous employment through the last day of 2020. The 2019-2021 LTPP will not be paid until 2022 and is subject to continuous employment through the last day of 2021. The breakdown between the Annual Incentive Plan and the Long-Term Performance Plan awards for 2020 is as follows: Mr. Lorenger - $132,335 under the Annual Incentive Plan, and $0 under the 2018 - 2020 LTPP and 2019 - 2021 LTPP; Mr. Bridges - $46,683 under the Annual Incentive Plan, and $0 under the 2018 - 2020 LTPP and 2019 - 2021 LTPP; Mr. Berger - $622,642 under the Annual Incentive Plan, and $0 under the 2018 - 2020 LTPP and 2019 - 2021 LTPP; Mr. Bradford - $41,665 under the Annual Incentive Plan, and $0 under the 2018 - 2020 LTPP and 2019 - 2021 LTPP; Mr. Tjaden - $0 under the Annual Incentive Plan, and $0 under the 2018 - 2020 LTPP and 2019 - 2021 LTPP.
(5)The amounts in this column include the Corporation's contributions to the Retirement Plan, the dollar value of Corporation-paid life insurance premiums under the Life Insurance Plan, both of which are generally available to all members, and the dollar value of common stock paid under the SIP. Contributions under the Retirement Plan in 2020, 2019 and 2018 were as follows: Mr. Lorenger – $26,064; $24,969; $21,454; Mr. Bridges – $26,064; $24,969; $21,544; Mr. Berger – $23,945; $26,294; $28,355; Mr. Bradford - $26,064; and Mr. Tjaden – $26,064; $24,969; $21,544. The dollar value of Corporation-paid life insurance premiums under the Life Insurance Plan in 2020, 2019, and 2018 was $142 per year for each Named Executive Officer. The dollar values of common stock earned under the SIP for 2020, 2019 and 2018 were as follows: Mr. Lorenger – $236,266; $159,581; $72,438; Mr. Bridges – $80,805; $58,148; $28,251; Mr. Berger – $79,314; $100,013; $66,913; Mr. Bradford -$68,237; and Mr. Tjaden – $76,126; $84,368; $63,514. The SIP common stock for 2020 was issued March 1, 2021; 2019 was issued February 25, 2020; and 2018 was issued February 25, 2019.

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Grants of Plan Based Awards

The table below shows the grants of plan-based awards to the Named Executive Officers during 2020, including PSUs and RSUs granted under the Stock Plan and Annual Incentive Plan awards. For additional information on the Stock Plan and the Annual Incentive Plan, see "Long-Term Incentive" on page 25 and "Annual Incentive" on page 23.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey D. Lorenger
Performance Share Units	2/12/2020				10,186	40,744	81,488		1,551,532
Restricted Stock Units	2/12/2020							40,744	1,551,532
Annual Incentive Plan		399,106	1,050,280	1,943,018
Marshall H. Bridges
Performance Share Units	2/12/2020				2,433	9,730	19,460		370,518
Restricted Stock Units	2/12/2020							9,730	370,518
Annual Incentive Plan		140,790	370,500	685,425
Vincent P. Berger
Performance Share Units	2/12/2020				2,136	8,542	17,084		325,279
Restricted Stock Units	2/12/2020							8,542	325,279
Annual Incentive Plan		128,450	338,025	625,346
Steven M. Bradford
Performance Share Units	2/12/2020				1,054	4,216	8,432		160,545
Restricted Stock Units	2/12/2020							4,216	160,545
Annual Incentive Plan		125,657	330,675	611,749
Kurt A. Tjaden
Performance Share Units	2/12/2020				2,394	9,575	19,150		364,616
Restricted Stock Units	2/12/2020							9,575	364,616
Annual Incentive Plan		142,366	374,648	693,099

Notes
(1)Under the Annual Incentive Plan, executives can earn incentive compensation when the threshold level of performance is met; below the threshold level of performance, no annual incentive is earned.
(2)PSUs cliff vest after three years, depending upon the achievement of certain performance goals. If threshold level of performance is not met, no shares will be earned.
(3)RSUs represent the right to receive shares of Corporation stock. These units reflect fair market value of the common stock as of the date of grant and vest in equal installments over three years.
(4)Aggregate grant date values are computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value was determined based upon the vesting at 100% of the target units awarded.

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Outstanding Equity Awards at Year End

The following table shows the Named Executive Officers' outstanding equity awards as of the end of 2020. The table shows exercisable and unexercisable options, and performance share units and restricted stock units that have not vested.

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Name	Option Awards				Stock Awards
	Securities Underlying Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Unvested RSUs (#) (2)	Market value of unvested RSUs ($) (3)	Unvested PSUs (#) (4)	Market value of unvested PSUs ($) (3)
Jeffrey D. Lorenger	58,540		31.79	2/13/23	40,744	1,404,038	40,744	1,404,038
	39,617		34.78	2/12/24
	25,897		51.54	2/18/25
	72,102		32.03	2/17/26
		46,050	46.62	2/15/27
		76,336	38.68	2/14/28
		64,389	37.29	6/28/28
		195,633	39.77	2/13/29
Marshall H. Bridges	4,416		31.79	2/13/23	9,730	335,296	9,730	335,296
	5,220		34.78	2/12/24
	4,217		51.54	2/18/25
	10,223		32.03	2/17/26
		27,104	46.62	2/15/27
		42,252	38.68	2/14/28
		46,266	39.77	2/13/29
Vincent P. Berger	4,628		31.79	2/13/23	8,542	294,357	8,542	294,357
	4,084		34.78	2/12/24
	4,965		51.54	2/18/25
	11,574		32.03	2/17/26
	6,594		44.04	5/10/26
		20,533	46.62	2/15/27
		36,737	38.68	2/14/28
		40,500	39.77	2/13/29
Steven M. Bradford	10,580		31.79	2/13/23	4,216	145,283	4,216	145,283
	9,248		34.78	2/12/24
	5,976		51.54	2/18/25
	21,630		32.03	2/17/26
		13,617	46.62	2/15/27
		19,102	38.68	2/14/28
		20,182	39.77	2/13/29
Kurt A. Tjaden	35,709		31.79	2/13/23	9,575	329,955	9,575	329,955
	31,289		34.78	2/12/24
	20,219		51.54	2/18/25
	49,022		32.03	2/17/26
		31,011	46.62	2/15/27
		43,511	38.68	2/14/28
		45,974	39.77	2/13/29

Notes
(1)Options cliff vest four years from grant date.

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(2)RSUs vest in three equal installments beginning on the first anniversary of the grant date. For the RSUs granted in 2020, the first vest date was February 12, 2021.
(3)Market value of the RSUs and PSUs is determined by multiplying the number of units by the closing share price of common stock on the last trading day of 2020, which was $34.46.
(4)The PSUs cliff vest after three years, depending upon the achievement of certain performance goals.

Options Exercised and Stock Vested

The following table shows information concerning Named Executive Officers' exercise of stock options during 2020.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Jeffrey D. Lorenger	70,792	683,332
Marshall H. Bridges	12,959	111,678
Vincent P. Berger	13,327	114,675
Steven M. Bradford	23,118	188,745
Kurt A. Tjaden	—	—

Note
(1)This column is calculated by multiplying the number of shares acquired by the difference between the market price on the date of exercise (or if the shares were retained by the Named Executive Officer, the closing price of a share of common stock on the date of exercise) and the exercise price of the stock options. Messrs. Lorenger, Bridges, and Berger retained shares associated with each exercise, net of taxes.

Nonqualified Deferred Compensation

The Deferred Plan allows executives to defer compensation to a cash account earning interest at a rate set annually at 1% above the prime interest rate or to the Corporation's notional stock account in the form of nonvoting share units earning dividends distributed to shareholders which are then automatically reinvested in additional nonvoting share units. In 2020, no Named Executive Officers participated in the Deferred Plan.

For additional information on the Deferred Plan, see "Additional Compensation Programs and Policies – Deferred Compensation Plan" on page 28.

Potential Payment Upon Termination or Change in Control

Retirement, death, disability and change in control ("CIC") events trigger the payment of compensation to the Named Executive Officers.

Change in Control Employment Agreements

Messrs. Lorenger, Bridges, Berger, Bradford, and Tjaden have CIC Agreements with the Corporation. The CIC Agreements are designed to assure continuity of executive management during a threatened takeover and ensure executive management can objectively evaluate any CIC proposal and act in the best interests of shareholders. The CIC Agreements are part of a competitive compensation package to attract and retain top-quality executives.

Under the CIC Agreements, executives are eligible for severance benefits in the event there is a "double trigger;" meaning both a CIC of the Corporation and termination of employment (if termination was by the executive for good reason or by the Corporation for any reason other than cause or disability). The termination must occur (i) during the two-years following a CIC or (ii) prior to the CIC where the executive's termination is directly related to the CIC. The benefits include:
•a lump-sum severance payment equal to two times (three times for the CEO) the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual incentive compensation awards for the prior two years;
•annual salary through the date of termination and a bonus equal to the average of the executive's annual incentive compensation awards for the prior two years;
•continuation of certain medical and dental benefits for up to 18 months and group life insurance benefits for up to two years; and
•a lump-sum payment for the cost of health and dental coverage for an additional six months and a lump-sum payment for two years of continued participation in disability benefit plans.

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In exchange for the CIC severance benefits, each executive is subject to confidentiality and non-competition provisions for one year from the date of termination.

The CIC Agreement defines a CIC as having occurred:
•when a third person or entity becomes the beneficial owner of 20% or more of the outstanding common stock, subject to certain exceptions;
•when more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board;
•upon the occurrence of certain business combinations involving the Corporation; or
•upon approval by shareholders of a complete liquidation or dissolution.

Cause is defined as acts of dishonesty resulting in substantial personal enrichment at the Corporation's expense or repeated willful or deliberate violations of obligations under the CIC Agreement resulting in material injury to the Corporation.

Good reason is defined as:
•    a substantially adverse change in the executive's position, authority or responsibilities;
•    the Corporation's failure to comply with the CIC Agreement;
•    a change of more than 50 miles in the executive's principal place of work;
•    a purported termination of the executive's employment not permitted by the CIC Agreement; or
•    a successor company not assuming the CIC Agreement.

In 2016, the Corporation adopted a new form of CIC Agreement that excludes obligations of the Corporation to "gross-up" an executive's compensation for any excise tax, for any federal, state and local income taxes applicable to the excise tax "gross-up", and for tax penalties and interest imposed on "excess parachute payments" (i.e., excess severance or CIC payments), as defined in Section 280G of the Internal Revenue Code. As of November 8, 2018, all executives with CIC Agreements have transitioned to the new form which excludes the excise tax gross-up.

The Compensation Committee does not view the CIC Agreements as an element of current compensation, and the agreements do not affect the Compensation Committee's annual decisions with respect to the compensation elements of the executive compensation program.

In the event of a CIC, the Compensation Committee would review information pertaining to compensation payable to the Named Executive Officers.

Other Compensation Triggered by a Change in Control Event

Under the Stock Plan, upon a CIC, vesting is accelerated for each outstanding RSU, PSU, and stock option. Under both the Annual Incentive Plan and the Long-Term Performance Plan, the Board values each outstanding award prior to the effective date of a CIC and the values are payable within 30 days of a CIC. The payments occurring on or after a CIC are not conditioned on termination of employment.

The following tables quantify compensation payable to the Named Executive Officers upon a CIC. The tables include only compensation items not available to all salaried members and assume the event occurred on December 31, 2020.

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Value in Event of Involuntary Termination or Voluntary Termination for Good Reason Following a Change in Control

Name	Cash Payment Under CIC Agreement ($) (1)	Total Value of Benefits Under CIC Agreement ($) (2)	Annual Incentive Plan Acceleration ($) (3)	Performance Plan Acceleration ($) (4)	Stock Option and RSU Acceleration ($) (5)	Total ($)
Jeffrey D. Lorenger	5,500,542	58,483	132,335	1,315,947	1,404,038	8,411,345
Marshall H. Bridges	1,747,189	43,532	46,683	317,001	335,296	2,489,701
Vincent P. Berger	1,599,598	56,363	622,642	277,935	294,357	2,850,895
Steven M. Bradford	1,581,418	46,405	41,665	137,963	145,283	1,952,734
Kurt A. Tjaden	1,979,116	58,483	—	313,610	329,955	2,681,164

Notes
(1)Amounts in this column include the following: (i) an amount equal to two times (three times for Mr. Lorenger) the sum of (a) the executive's annual base salary and (b) the average of the executive's annual incentive compensation awards for the prior two years; (ii) an incremental bonus payment equal to the difference of the executive's average prior two years annual incentive awards and the current year annual incentive award payable; (iii) an amount equal to the value of the cost of health and dental coverage for an additional six months from the date of termination; (iv) an amount equal to the value of the "gross-up" for any federal, state and local taxes applicable to the value of six months of health and dental coverage continuation; and (v) an amount equal to the value of 24 months of continued participation in the Corporation's accidental death and travel accident insurance plan and disability plans.
(2)Represents the value of the following benefits provided following termination of employment under the CIC Agreements for each Named Executive Officer: medical and dental benefits for 18 months, group life insurance benefits for 24 months, and the value of the Corporation’s required contributions to the Retirement Plan.
(3)Represents the value of the annual incentive award earned for 2020, which the Named Executive Officer would be entitled to receive under the Annual Incentive Plan if he remained employed by the Corporation on the last day of 2020.
(4)Represents the estimated 2018-2020 LTPP, the 2019-2021 LTPP, and the 2020-2022 PSU awards payable. This amount has been based on the following economic profit assumptions ("Economic Profit Assumptions"). For the 2018-2020 LTPP: (i) 0% of the targeted amount for 2018; (ii) 38% of the targeted amount for 2019; and (iii) 0% of the targeted amount for 2020. Amount payable accounts for employment during the entire 36-month performance period. No amount would be payable until the first quarter of 2021. For the 2019-2021 LTPP: (i) 83% of the targeted amount for 2019; (ii) 0% of the targeted amount for 2020; and (iii) 100% of the targeted amount for 2021. Amount payable accounts for employment during 24 months of the 36-month performance period. No amount would be payable until the first quarter of 2022. The 2020- 2022 PSUs vest immediately, are prorated for 12 of the 36-month performance period, and the value accounts for maximum performance of 200%. Amounts included for the Performance Plans are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors, the actual amounts paid or distributed under the Performance Plans may differ materially. Factors affecting these amounts include the financial performance of the Corporation during 2020, 2021, and 2022 and the achievement of economic profit goals.
(5)Represents the value of accelerating the vesting of stock options and RSUs not otherwise vested in accordance with the Stock Plan. The options will remain exercisable until the expiration date established at the time of award.

Value in Event of Change in Control with No Employment Termination

Name	Cash Payment Under CIC Agreement ($)	Total Value of Benefits Under CIC Agreement ($)	Annual Incentive Plan Acceleration ($) (1)	Performance Plan Acceleration ($) (2)	Stock Option and RSU Acceleration ($) (3)	Total ($)
Jeffrey D. Lorenger	—	—	870,824	1,315,947	1,404,038	3,590,809
Marshall H. Bridges	—	—	304,238	317,001	335,296	956,535
Vincent P. Berger	—	—	622,642	277,935	294,357	1,194,934
Steven M. Bradford	—	—	274,198	137,963	145,283	557,444
Kurt A. Tjaden	—	—	397,141	313,610	329,955	1,040,706

Notes
(1)Represents the higher of the value of the annual incentive award earned for 2020, or paid in respect to the three full fiscal years immediately prior to the CIC effective date.
(2)Represents the estimated 2018-2020 LTPP, 2019-2021 LTPP, and 2020-2022 PSU awards payable. See Economic Profit Assumptions in footnote 4 of the above table titled Value in Event of Involuntary Termination or Voluntary Termination for Good Reason Following a Change in Control.
(3)Represents the value of accelerating the vesting of stock options and RSUs not otherwise vested in accordance with the Stock Plan. The options will remain exercisable until the expiration date established at the time of award.

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Compensation Triggered By Retirement, Death or Disability

Upon retirement at age 65, or after age 55 with ten years of service, all outstanding Annual Incentive Plan, Long-Term Performance Plan, PSUs, and stock options immediately vest, while RSUs continue to vest according to their regular schedule. Upon disability or death, all outstanding Annual Incentive Plan, Long-Term Performance Plan, stock option, RSU, and PSU awards immediately vest. Option holders who terminate employment due to disability may exercise stock options, which fully vest as of the date of disability, until the earlier of the expiration date of the stock option or the second anniversary of the date of disability. The representatives of option holders whose employment is terminated due to death may exercise stock options, which shall fully vest as of the date of death, until the earlier of the expiration date of the stock option or the second anniversary of the date of death. Option holders who terminate employment due to retirement may exercise stock options, which shall fully vest as of the date of retirement, until the expiration of the stock option.

In the event of a termination of employment not due to a CIC event, retirement, death or disability, the Named Executive Officers receive only those benefits available to all members. The Named Executive Officers may exercise stock options which are vested as of the date of termination until the earlier of the expiration of the stock option or 180 days following the date of termination.

The following table quantifies compensation payable to the Named Executive Officers in the event of death, disability or retirement. Messrs. Lorenger, Bradford, and Tjaden were retirement eligible as of the last business day of 2020, so retirement information is provided only for them.

Value in Event of Retirement, Death or Disability

Name	Life Insurance Proceeds ($) (1)	Retirement & Profit Sharing (2)	Annual Incentive Plan Acceleration ($) (3)	Performance Plan Acceleration ($) (4)	Stock Option and RSU Acceleration ($) (5)	Total Value in Event of Death ($)	Total Value in Event of Disability ($)	Total Value in Event of Retirement ($)
Jeffrey D. Lorenger	150,000	26,064	132,335	847,934	1,404,038	2,560,371	2,410,371	2,410,371
Marshall H. Bridges	150,000	26,064	46,683	205,236	335,296	763,279	613,279	N/A
Vincent P. Berger	150,000	23,945	622,642	179,816	294,357	1,270,760	1,120,760	N/A
Steven M. Bradford	150,000	26,064	41,665	89,535	145,283	452,547	302,547	302,547
Kurt A. Tjaden	150,000	26,064	—	203,625	329,955	709,644	559,644	559,644

Notes
(1)Represents the proceeds of the life insurance policy maintained by the Corporation for each of the Named Executive Officer under the Life Insurance Plan. The policy amount is equal to the lesser of the insured's annual base salary or $150,000. This amount only applies to the Total Value in Event of Death.
(2)Represents the value of the Corporation’s required contributions to the Retirement Plan.
(3)Represents the value of the annual incentive award earned for 2020 which the Named Executive Officer would be entitled to receive under the Annual Incentive Plan if he remained employed by the Corporation on the last day of 2020.
(4)Represents the estimated 2018-2020 LTPP, 2019-2021 LTPP, and 2020-2022 PSU awards payable. See Economic Profit Assumptions in footnote 4 of the table titled Value in Event of Involuntary Termination or Voluntary Termination for Good Reason Following a Change in Control on page 37 of this Proxy Statement for details on values represented for 2018-2020 LTPP and 2019-2021 LTPP. The value of the 2020-2022 PSUs assumes performance at 100% and is prorated for 12 of 36 months of the performance period.
(5)Represents the value of accelerating the vesting of stock options and RSUs not otherwise vested in accordance with the Stock Plan. The options will remain exercisable until the expiration date established at the time of award.

Compensation Ratio

For purposes of the compensation ratio calculation, the Corporation identified the "median member" based on its worldwide workforce, without regard to location, compensation arrangements, or employment status (full-time versus part-time). As of October 1, 2020, the member population was distributed as follows (all numbers approximate):

Members by Geography:
The Americas        6,400
Asia Pacific        1,100
Total            7,500

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Accordingly, to identify the median annual compensation of members, as well as to determine the annual total compensation of the “median member” and the CEO, the following methodology was used:
1.Identified the “median member” as of October 1, 2020.
2.Annualized the compensation of members hired in 2020.
3.Applied exchange rates as of September 30, 2020 as follows:
•1 Hong Kong Dollar to .129 U.S. Dollars for members in Hong Kong
•1 Singapore dollar to .726 U.S. Dollars for members in Singapore
•1 Chinese Renminbi to .147 U.S. Dollars for members in China
•1 Indian Rupee to .0135 U.S. Dollars for members in India
•1 Taiwan New Dollar to .035 U.S. Dollars for members in Taiwan
4.Selected base salary or wages plus overtime pay for the nine-month period ending September 30, 2020 to measure compensation of the Corporation's members.
5.Identified the "median member" based on such base salary and wages plus overtime pay.
6.For the "median member" identified, the Corporation then calculated the annual total compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $69,024, which includes wages with overtime pay and the estimated value of the member’s health care benefits, retirement-related benefits, and disability insurance (estimated for the member and the member’s eligible dependents at $14,164).
7.For the annual total compensation of the CEO, the Corporation used the amount reported in the “Total” column of the 2020 Summary Compensation Table included in this Proxy Statement, plus the estimated value of the CEO’s health care benefits, retirement-related benefits, and disability insurance (estimated for the CEO and the CEO’s eligible dependents at $19,574).

For fiscal 2020, the median of the annual total compensation of the Corporation's members in the Americas and Asia Pacific (other than our CEO), was $69,024 and the annual total compensation of the CEO was $4,927,197. Based on this information, for 2020 the ratio of the annual total compensation of Mr. Lorenger to the median member’s annual total compensation is 71 to 1. This compensation ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Due to the variability of the CEO's performance-based compensation, the compensation ratio can differ significantly from year to year.

PROPOSAL NO. 4 - APPROVAL OF THE CORPORATION'S 2021 STOCK-BASED COMPENSATION PLAN

General

On February 16, 2021, the Board adopted, subject to shareholder approval, the HNI Corporation 2021 Stock-Based Compensation Plan (the “2021 Stock Plan”) for members and other persons who provide services to the Corporation and its subsidiaries. The terms of the 2021 Stock Plan are similar to the terms of the HNI Corporation 2017 Stock-Based Compensation Plan (the “2017 Stock Plan”), and upon approval by our shareholders, the 2021 Stock Plan will replace the 2017 Stock Plan. As of March 9, 2021, there were approximately 856,233 shares of common stock that remained available for future issuance under the 2017 Stock Plan, which will cease to be available for future grants under the 2017 Stock Plan if the 2021 Stock Plan is approved by shareholders. The 2021 Stock Plan is designed to promote the long-term financial success of the Corporation and to increase shareholder value by enabling the Corporation to recruit and retain quality members and other service providers and to further align the interests of participants with the interests of the Corporation’s shareholders.

The 2021 Stock Plan permits the Corporation to grant to its members and other service providers of the Corporation and its subsidiaries and affiliates, including executive officers, stock-based compensation awards in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, performance share units, performance units, other stock-based awards, and dividend equivalent awards.

Dilution, Share Usage, and Outstanding Awards

Existing Dilution and Potential Dilution

As of March 9, 2021, there were approximately 856,233 shares authorized and available for issuance under the 2017 Stock Plan and approximately 3,617,867 shares subject to awards outstanding, representing 10% of the common stock outstanding as of the Record Date on a fully diluted basis. The 2,150,000 shares requested under the 2021 Stock Plan, which would replace the 2017 Stock Plan, plus the 856,233 shares available under the 2017 Stock Plan that will be transferred into the 2021 Stock Plan, represent, in total, 7% of the common shares outstanding as of the Record Date on a fully diluted basis. We believe this represents a reasonable amount of potential equity dilution that will permit the Corporation to continue granting equity awards, which is an important component of our executive compensation program.

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Share Usage

The annual share usage under the Corporation’s equity incentive compensation plans for the last three fiscal years is presented below.

Fiscal Year	Stock Options Granted	Restricted Stock Units Granted	Performance Share Awards (at Target) Granted	Weighted Average Common Shares Outstanding	Run Rate
2020	—	173,766	157,266	42,689,000	0.78%
2019	637,763	10,000		43,101,000	1.50%
2018	788,301	23,224		43,639,000	1.86%
Three-Year Average Run Rate					1.38%

Run Rate equals [Stock Options Granted + Restricted Stock Units Granted + Performance Share Awards (at Target) Granted]/ Weighted Average Common Shares Outstanding.

Outstanding Awards as of March 9, 2021

As of the Record Date, 43,535,271 shares of common stock were outstanding. While as of March 9, 2021, 3,617,867 shares were subject to outstanding equity awards and 856,233 shares were available for future awards under the 2017 Stock Plan, and there were 164,080 shares available for future awards under the 2017 Director's Equity Plan.

As of March 9, 2021, we had the following number of awards outstanding under our equity incentive compensation plans:

Outstanding Awards	Number of Shares	Weighted Average Exercise Price of Stock Options	Weighted Average Remaining Term
Stock Options	2,754,316	$40.33	7.16 years
Non-Vested Full Value Awards
Restricted Stock Units	553,665
Performance Awards (at Target)	309,886
Non-Vested Total Full Value Awards	863,551
Total Stock Options and Full Value Awards	3,617,867

Summary of the 2021 Stock Plan

The following is a summary of the 2021 Stock Plan, which is qualified in its entirety by reference to the full text of the 2021 Stock Plan. A copy of the full text of the 2021 Stock Plan is included as Appendix A to this proxy statement.

Feature	Description
Purpose	The 2021 Stock Plan aids the Corporation in recruiting and retaining members and other service providers capable of assuring the future success of the Corporation. Awards under the 2021 Stock Plan and opportunities for stock ownership in the Corporation provide incentives to participants to exert their best efforts for the success of the Corporation, aligning their interests with the Corporation’s shareholders.

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Share Authorization and Share Counting
The total number of shares of the Corporation’s common stock available for issuance under the 2021 Stock Plan is 2,150,000 shares, plus 856,233 shares available for future grant under the 2017 Stock Plan as of March 9, 2021, plus any of the 3,617,867 shares subject to awards outstanding under the 2017 Stock Plan as of March 9, 2021 that would otherwise be available for grant upon forfeiture or cash settlement of such awards, in each case subject to adjustment as described below (“Share Authorization”).
Shares awarded under the 2021 Stock Plan may be authorized but unissued shares or shares held in treasury. The payment of any award in cash shall not count against the 2021 Stock Plan’s share limit. To the extent an award is forfeited, expires or terminates without the holder having received payment of the award, the shares subject to such award will be available for future awards under the Plan.
The maximum number of shares of common stock that may be issued pursuant to incentive stock options granted under the 2021 Stock Plan shall be 2,150,000 shares of common stock, subject to adjustment as described below.

Eligibility	Awards under the 2021 Stock Plan may be made by the Administrator (as defined below), in its discretion, to all members, officers, and third-party service providers of the Corporation or any entity which is 50% or more owned, directly or indirectly, by the Corporation, but not including nonemployee directors of the Corporation. As a result of such eligibility, each executive officer has an interest in the proposal to approve the 2021 Stock Plan. Awards may also be made to prospective members, officers, and third-party service providers, to become effective only upon their commencement of employment or service. There were approximately 7,600 eligible employees as of March 9, 2021.
Minimum Vesting Provision	Awards under the 2021 Stock Plan generally must vest over a period of at least one-year, except for up to 5% of the Share Authorization that can be granted not in accordance with that minimum vesting requirement.
Awards	The types of awards (described more fully below this table) that can be granted under the 2021 Stock Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, performance share units, performance units, other stock-based awards and dividend equivalents.
No Discounted Awards	Stock options and stock appreciation rights cannot be granted with an exercise price less than the fair market value of a share of common stock on the grant date, except in situations where the Corporation grants new Awards to replace awards held by employees or directors of a Corporation that is acquired by the Corporation or as otherwise permitted as an adjustment under the terms of the 2021 Stock Plan.
No Evergreen Provision	The 2021 Stock Plan does not contain an evergreen feature, i.e., a feature which would automatically add shares to the Share Authorization.
No Repricing or Exchange of Stock Options or Stock Appreciation Rights	The 2021 Stock Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without shareholder approval.
Dividends Subject to Vesting Conditions	Dividends and/or dividend equivalents on unvested awards are subject to the vesting requirements that apply to the related award.
No Dividend Equivalents on Stock Options or Stock Appreciation Rights	No stock options or stock appreciation rights granted under the 2021 Stock Plan may provide for the payment or accrual of dividend equivalents.

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Administration of the 2021 Stock Plan	A committee (the “Administrator”) consisting of two or more non-employee directors, designated by the Board, administers the 2021 Stock Plan. Subject to the terms of the 2021 Stock Plan, the Administrator has the power to determine, among other things, eligibility, the types and sizes of awards, the terms and conditions of awards, any applicable vesting requirements or restrictions, and the acceleration or waiver of any such vesting requirements or restrictions. The Administrator also has the authority to interpret the 2021 Stock Plan and to establish, amend, suspend or waive rules and regulations relating to the 2021 Stock Plan.
The Administrator may delegate its responsibilities under the 2021 Stock Plan to the Chief Executive Officer or such other executive officer of the Corporation as it deems appropriate, except that the Administrator may not delegate its responsibilities with respect to decisions concerning the timing, pricing, or amount of an award to an officer or other person subject to Section 16 of the Exchange Act.
Performance Measures
The Administrator may select performance goals based on whatever performance measures it deems appropriate, including, but not limited to:

a.pre-tax profit or after-tax gross profit,
b.operating income,
c.operating profit,
d.earnings before interest, taxes, depreciation and amortization,
e.income before taxes,
f.net income,
g.revenue,
h.cash flow,
i.return on invested capital,
j.return on net assets,
k.pre-tax or after tax profit margin,
l.pre-tax or after-tax profit growth,
m.revenue growth,
n.stock price,
o.economic profit
p.total shareholder return
q.strategic initiatives; and
r.individual performance objectives.

Any performance measure(s) may be used to measure the performance of the Corporation, a Subsidiary and/or Affiliate as a whole, any business unit of the Company, Subsidiary, and/or Affiliate, the individual participant or any combination thereof, as the Administrator may deem appropriate, and such performance measures may be determined based on objective or subjective criteria or based on a comparison to the performance of comparator companies, or indices that the Administrator, in its sole discretion, deems appropriate.

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Change in Control	Under the 2021 Stock Plan, a change in control of the Corporation generally means (a) certain acquisitions of 20% or more of the then outstanding shares of common stock, (b) a change in the Board resulting in the incumbent directors ceasing to constitute at least a majority of the Board, or (c) the consummation of a reorganization, merger, or consolidation or sale or disposition of all or substantially all of the assets of the Corporation (unless, among other conditions, the Corporation’s stockholders receive more than 50% of the stock of the resulting company).
In the event of a change in control pursuant to clause (c) above or the approval by shareholders of a plan of complete liquidation or dissolution in which stockholders receive publicly traded common stock, (i) all outstanding awards will immediately vest and options and stock appreciation rights immediately will become exercisable in full, with any applicable performance measures being deemed satisfied at the maximum level, and (ii) each outstanding award will be substituted and will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.
In the event of a change in control pursuant to clause (a) or (b), or pursuant to clause (c) or the approval by shareholders of a plan of complete liquidation or dissolution in which stockholders receive consideration other than publicly traded common stock, the Administrator may, in its sole discretion, require that each outstanding award be surrendered to the Corporation in exchange for a cash payment.
Amendment	The Board may amend, alter, suspend, discontinue, or terminate the 2021 Stock Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the NYSE. The Administrator may amend, alter, suspend, discontinue, or terminate an outstanding award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such award in any material respect without the consent of the holder.
Effect of Termination of Employment	The 2021 Stock Plan authorizes the Administrator to determine, at the time of the grant of any award, all terms relating to the exercise, cancellation, forfeiture, or other disposition of such award upon a participant’s termination of employment.
Forfeiture and Recoupment	Awards under the 2021 Stock Plan are subject to forfeiture and recoupment pursuant to the Corporation’s clawback or recoupment policy, as in effect from time to time, or applicable law.
No Transferability	Awards generally may not be transferred, except by will or the laws of descent and distribution.
Discretionary Awards	The 2021 Stock Plan authorizes the Administrator to grant awards to employees, including officers and non-employee third-party service providers on such terms as it may determine in its sole discretion. Awards may be granted alone or in tandem with other types of awards under the 2021 Stock Plan. A summary of the types of awards available under the 2021 Stock Plan is set forth below.
Term of Plan	The term of the 2021 Stock Plan is ten (10) years, unless earlier terminated by the Board.
New Plan Benefits	The amounts of awards to be granted to various participants in the future under the 2021 Stock Plan cannot be determined at this time because the grants are made in the discretion of the Human Resources and Compensation Committee of the Board.
Sub-plans	The Administrator may adopt one or more sub-plans containing such provisions as may be necessary or desirable to enable awards under the 2021 Stock Plan to comply with, or qualify for preferred tax treatment under, laws of jurisdictions outside the U.S.

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Adjustment for Certain Corporate Changes	In the event of a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of common stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of common stock or other securities of the Corporation or other similar corporate transaction or event, other than a regular cash dividend, which affects shares requiring an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Stock Plan, the Administrator shall, in such manner it deems equitable, make appropriate adjustments to the number and type of shares of common stock available for grant, the number and type of shares of common stock subject to outstanding awards, and the purchase or exercise price with respect to any award.

Types of Awards

The 2021 Stock Plan authorizes the following types of awards:

•Stock Options. The Administrator may grant stock options to purchase shares of common stock. Stock options grantable under the 2021 Stock Plan include both “incentive stock options” and “nonqualified stock options,” meaning they are not intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). The stock options provide for the right to purchase shares of common stock at a specified price and become exercisable after the grant date pursuant to the terms established by the Administrator. The per-share option exercise price may not be less than 100 percent of the fair market value of a share of common stock on the grant date, except in the case of substitute options granted in connection with an acquisition of another company. Incentive stock options are subject to restrictions as to exercise period and price as required by the Code.

•Stock Appreciation Rights. The Administrator may grant stock appreciation rights, which provide a right to receive upon exercise the excess of the fair market value of a share of common stock on the date of exercise, over the grant price of the stock appreciation right, which may not be less than 100 percent of the fair market value of a share of common stock on the grant date, except in the case of substitute awards granted in connection with an acquisition of another company.

•Restricted Stock and Restricted Stock Units. The Administrator may grant awards of restricted stock or restricted stock units, which shall be subject to any restrictions the Administrator may impose, such as satisfaction of service-based or performance-based vesting conditions, or restrictions on the right to vote or receive dividends.

•Deferred Stock Units. The Administrator may grant awards of deferred stock units. The deferred stock units also may be subject to such restrictions as the Administrator may impose, including satisfaction of service-based or performance-based vesting conditions. No shares of common stock are issued at the time deferred stock units are granted. Rather, shares are issued and delivered upon expiration of the deferral period related to the deferred stock units.

•Performance Share, Performance Share Unit, and Performance Unit Awards (“Performance Awards”). The Administrator may grant performance share, performance share unit, and performance unit awards. Each such award constitutes a right, conditioned solely on the attainment of one or more performance measures during a performance period, to receive a share of common stock or, to the extent provided in the applicable award agreement, cash. Prior to the settlement of a Performance Award, the holder of the award has no rights as a shareholder with respect to the shares of common stock subject to the award.

•Other Stock-Based Awards. Under the 2021 Stock Plan, the Administrator may grant other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock, or other property, having such terms and conditions as the Administrator may determine. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2021 Stock Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of common stock or in cash, as the Administrator may determine.

•Dividend Equivalent Awards. The Administrator may grant dividend equivalent awards on awards other than options or stock appreciation rights. Dividend equivalent awards entitle the recipient to receive payment in cash, shares of common stock or other securities, other awards, or other property as determined by the Administrator equivalent to the amount of any cash dividends paid by the Corporation to holders of shares of common stock. Any dividend equivalents, as well as dividends that are payable on restricted stock and performance share awards, will accrue and be subject to the same vesting conditions that apply to the related award.

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All awards are subject to the terms of the 2021 Stock Plan and any other terms and conditions as the Administrator may deem appropriate.

Federal Income Tax Consequences

The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 2021 Stock Plan. This summary is not intended to be exhaustive, is subject to change and does not describe state, local, or non-U.S. tax consequences or consequences of other applicable tax laws.

Tax Consequences to Participants. The tax consequences to the participants depend on the type of award granted under the 2021 Stock Plan.

•Incentive Stock Options. A participant generally will not recognize income upon the grant or exercise of an incentive stock option during the period of his or her employment with the Corporation or one of its subsidiaries or within three months after termination of employment (the participant also will not recognize income upon the exercise of an incentive stock option within 12 months after the participant’s termination of employment by reason of permanent and total disability, or within the remaining term of the option following the optionee’s death). However, the “spread” between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an incentive stock option after the expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option.

If the participant holds the shares received throughout the “ISO holding period,” which is both the two-year period after the incentive stock option was granted and the one-year period after the exercise of the incentive stock option, the participant will recognize capital gain or loss when he or she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an incentive stock option are disposed of before the end of the ISO holding period, the disposition is a “disqualifying disposition” which causes the participant to recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

•Nonqualified Stock Options. In general: (1) no income will be recognized by the participant at the time a stock option is granted; (2) at the time of exercise of a stock option, ordinary income will be recognized by the participant in an amount equal to the excess of the fair market value of the shares over the option price paid for the shares, if they are unrestricted on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on whether the shares have been held for more than one year.

•Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of stock appreciation rights. When the stock appreciation right is exercised, the participant normally will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any unrestricted shares received pursuant to the exercise.

•Restricted Stock. A participant receiving restricted stock will not recognize ordinary income at the time of grant unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the stock at such time over the amount, if any, paid for the stock. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize ordinary income, rather than dividend income, in an amount equal to the dividends paid. Upon disposition of such stock, any appreciation (or depreciation) in the value of the stock after the date the restrictions lapse will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period. If a participant properly makes an election to be taxed at the time the restricted stock is granted, the participant will recognize ordinary income on the date of grant equal to the excess of the fair market value of the stock at such time over the amount, if any, paid for such stock. The participant will not recognize any income at the time the restrictions lapse. Upon disposition of such stock, any appreciation (or depreciation) in the value of the stock after the date the restricted stock was granted will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•Restricted Stock Units. A participant receiving a restricted stock unit award will not recognize taxable income upon the grant of such award. Upon the settlement of the award, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by the Corporation. Upon disposition of such

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shares, any appreciation (or depreciation) in the value of the shares after the date of the settlement of the award will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•Deferred Stock Units. A participant receiving a deferred stock unit will recognize ordinary income in the year the participant receives shares in an amount equal to the value of the deferred stock at that time less any consideration paid by the participant. Upon disposition of such shares, any appreciation (or depreciation) in the value of the shares after the date of the delivery of the deferred shares will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•Performance Awards. A participant receiving a performance award will not recognize taxable income upon the grant of such award. Upon the settlement of the award, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by the Corporation. Upon disposition of such shares, any appreciation (or depreciation) in the value of the shares after the date of the settlement of the award will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•Other Stock-Based Awards. A participant receiving an other stock-based award that takes the form of a share of unrestricted stock or property will recognize taxable income at the time the other stock-based award is awarded in an amount equal to the then fair market value of such stock less the amount, if any, paid for such shares. Upon disposition of such stock, any appreciation (or depreciation) in the value of the stock after the date the participant received the stock will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period. A participant receiving an other stock-based award that takes the form of restricted stock, property or cash, will not recognize taxable income upon the grant of such award. Upon the vesting or settlement of such award, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or property delivered and any cash paid by the Corporation. Upon disposition of such shares or property, any appreciation (or depreciation) in the value of the shares or property after the date of the settlement of the award will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period. If the other stock-based award is in the form of restricted stock, the participant may elect to be taxed at the time of grant, as described above.

•Dividend Equivalent Awards. If an award also includes a dividend equivalent award, a participant will recognize ordinary income when the participant receives payment of the dividend equivalents.

Tax Consequences to the Corporation

To the extent a participant recognizes ordinary income in the circumstances described above, the Corporation or the subsidiary for which the member performs services will be entitled to a corresponding deduction if, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by Section 162(m).

Required Vote

The 2021 Stock Plan must be approved, in accordance with the NYSE Listed Company Manual, by the affirmative vote of a majority of the votes cast on the proposal at the meeting. The NYSE has a higher standard for shareholder approval of an equity plan than § 490.725 of the Iowa Business Corporation Act (which is the standard for most proposals per the Corporation’s By-laws), which Iowa law indicates a proposal is approved if the votes cast at the meeting “for” the proposal exceed the votes cast “against” the proposal. See NYSE LCM § 312.07. Broker non-votes will not be counted for purposes of determining whether this proposal has received sufficient votes for approval. Pursuant to the NYSE Listed Company Manual, abstentions will be treated as “votes cast” and will have the same effect as a vote “against” this proposal for purposes of determining whether this proposal has been approved.

Recommendation of the Board

The Board recommends a vote “FOR” approval of the Corporation’s 2021 Stock-Based Compensation Plan.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 2, 2021, about common stock which may be issued under the Corporation's equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	3,670,522 (1)	39.84	2,287,857 (4)
Equity Compensation Plans not approved by security holders	209,153 (2)		579,367 (5)
Total	3,879,675	39.84	2,867,224

Notes
(1)Includes: (i) shares to be issued upon the exercise of outstanding stock options granted under the Stock Plans – 3,006,178 (1,310,805 under the 2017 Stock Plan, and 1,695,373 under the 2007 Stock Plan); (ii) shares to be issued upon the vesting of outstanding RSUs under the 2017 Stock Plan – 182,480; (iii) shares to be issued upon the vesting of outstanding PSUs under the 2017 Stock Plan - 147,826 and (iv) the target value of the 2020 Annual Incentive Plan awards for all award recipients divided by $34.46, the closing price of a share of common stock on December 31, 2020, the last trading day of Fiscal 2020 – 334,038. As of the last day of Fiscal 2020, there were no outstanding warrants or rights under the 2017 Stock Plan or the 2007 Stock Plan. Also, there were no options, warrants, rights or RSUs under the 2017 Equity Plan for Non-Employee Directors. The number of shares attributable to Annual Incentive Plan awards overstates expected common stock dilution as the Corporation did not pay out any portion of the 2020 Annual Incentive Plan awards for any recipient in the form of common stock.
(2)Includes the nonvoting share units credited to the account of individual executive officers or Directors under either the Deferred Plan – 45,678 or the Directors Deferred Plan – 160,699. For additional information on the Deferred Plan, see "Additional Compensation Programs and Policies – Deferred Compensation Plan" on page 28. For additional information on the Directors Deferred Plan, see "Director Compensation" on page 11 of this Proxy Statement.
(3)This column does not take into account any of the RSUs, Long-Term Performance Plan awards, Annual Incentive Plan awards or nonvoting share units discussed in Notes 1 and 2 above.
(4)Includes shares available for issuance under the Stock Plan – 1,622,533, the 2017 Equity Plan for Non-Employee Directors – 164,804 and the MSPP – 500,520. Of the 3,400,000 shares originally available for issuance under the Stock Plan, no more than 1,500,000 of the shares can be issued as full-value awards. At the end of 2020, 962,510 of the 1,500,000 shares reserved for full-value awards were available for issuance. The MSPP allows members to purchase common stock at 85% of the closing share price on each quarterly exercise date up to an annual aggregate amount of $25,000 per year and is available generally to all members.
(5)Includes nonvoting share units available for issuance under the Deferred Plan – 222,351 and the Directors Deferred Plan – 357,016.

Other Information

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Corporation's directors, executive officers, and persons who own more than 10% of the Corporation's common stock, file reports of their securities ownership and changes in such ownership with the SEC. Specific due dates for these reports have been established by the SEC, and the Corporation is required to report in this Proxy Statement any known failure to file by these dates during 2020.

Based solely on our review of the copies of the reports the Corporation has received, and on written representations from certain reporting persons, the Corporation believes the persons subject to Section 16(a) reporting complied with applicable SEC filing requirements during 2020 with the exception of a Form 4 filing on behalf of Steven Bradford, with respect to his disposition of shares that occurred on September 18, 2020, which was filed late on September 23, 2020, and a Form 4 filing on behalf of Ronald Waters, with respect to his disposition of shares that occurred on December 19, 2018, which was filed late on March 6, 2020.
BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK

Persons Owning More than Five Percent of the Corporation's Stock

On the Record Date, there were 43,535,271 outstanding shares and, to the Corporation's knowledge, there were three shareholders who owned beneficially more than 5% of all outstanding shares. The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these entities. Unless otherwise indicated, the Corporation

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believes each of the entities listed below has sole voting and investing power with respect to all the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Farm Insurance Companies (1) One State Farm Plaza Bloomington, Illinois 61710	5,628,800	(2)	13.2%
BlackRock, Inc. (3) 55 East 52nd Street New York, New York 10055	4,782,988	(4)	11.2%
The Vanguard Group, Inc. (5) 100 Vanguard Boulevard Malvern, PA 19355	3,947,392	(6)	9.2%

Notes
(1)State Farm Insurance Companies consists of the following entities: State Farm Mutual Automobile Insurance Company; State Farm Fire and Casualty Company; State Farm Investment Management Corp.; State Farm Insurance Companies Employee Retirement Trust; State Farm Life and Accident Assurance Company; State Farm Life Insurance Company; State Farm Associates Funds Trust - State Farm Growth Fund; and State Farm Associates Funds Trust - State Farm Balanced Fund.
(2)Information is based on a Schedule 13G/A filed January 18, 2021, with the SEC by State Farm Insurance Companies for the period ended December 31, 2020.  State Farm Insurance Companies has sole voting and investment power with respect to all 5,628,800 beneficially owned shares.
(3)The following subsidiaries of BlackRock, Inc. hold the shares of common stock noted:  BlackRock Life Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Schweiz AG; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock Financial Management, Inc.; BlackRock Asset Management Ireland Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Fund Managers Ltd; and BlackRock (Netherlands) B.V.
(4)Information is based on a Schedule 13G/A filed January 26, 2021, with the SEC by BlackRock, Inc., for the period ended December 31, 2020.  Of the 4,782,988 shares beneficially owned, BlackRock Inc. has sole investment power with respect to all shares and sole voting power with respect to 4,702,044 shares.
(5)The following subsidiaries of The Vanguard Group, Inc. hold the shares of common stock noted: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia, Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.
(6)Information is based on a Schedule 13G/A filed February 10, 2021, with the SEC by The Vanguard Group, Inc., for the period ended December 31, 2020. Of the 3,947,392 shares beneficially owned, The Vanguard Group, Inc. has sole voting power with respect to 0 shares, shared voting power with respect to 40,346 shares, sole investment power with respect to 3,873,059 shares, and shared investment power with respect to 74,333 shares.

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Directors and Officers

The following table sets forth the beneficial ownership of common stock as of March 25, 2021 for each of the Corporation's directors and named executive officers, and executive officers as a group as of that date, including shares of common stock that each has a right to acquire within 60 days after March 25, 2021. The address of the persons listed below is 600 East Second Street, Muscatine, Iowa 52761.

Name of Beneficial Owner	Common Stock (1)	Common Stock Units (2)	Stock Options Exercisable as of the Record Date or Within 60 Days Thereof	Total Stock and Stock-Based Holdings	Percent of Class (3)
Mary A. Bell	26,809	37,745	—	64,554
Miguel M. Calado	42,841	—	—	42,841
Cheryl A. Francis	70,423	—	—	70,423
John R. Hartnett	21,221	—	—	21,221
Mary K.W. Jones	18,619	2,635	—	21,254
Larry B. Porcellato	25,892	21,235	—	47,127
Dhanusha Sivajee	3,675	—	—	3,675	*
Abbie J. Smith	17,952	55,820	—	73,772
Ronald V. Waters, III	18,870	16,459	—	35,329
Jeffrey D. Lorenger	44,524	—	242,206	286,730
Marshall H. Bridges	15,951	—	51,180	67,131
Vincent P. Berger	13,402	—	52,378	65,780
B. Brandon Bullock	—	—	—	—	*
Kurt A. Tjaden	45,366	—	167,250	212,616
All Directors and executive officers as a group – (17 persons)	414,885	133,894	616,482	1,165,261	2.7%

Notes
(1)Includes restricted shares held by executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Each individual or member of the group has sole voting and/or investment power with respect to the shares shown in the table above, except Mr. Calado's former spouse shares voting and investment power with respect to 2,700 of the 42,841 shares listed above for Mr. Calado.
(2)Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under either the Deferred Plan or the Directors Deferred Plan. For additional information on the Deferred Plan, see "Additional Compensation Programs and Policies – Deferred Compensation Plan" on page 28. For additional information on the Directors Deferred Plan, see "Director Compensation" on page 11 of this Proxy Statement.
(3)* less than 1%.

DEADLINE FOR SHAREHOLDER PROPOSALS AND BOARD NOMINATIONS FOR THE 2022 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2022 Annual Meeting must be received at the Corporation's executive offices no later than December 13, 2021, to be included in the 2022 proxy statement. All shareholder notice of proposals submitted outside the processes of Exchange Act Rule 14a-8 must be received between January 24, 2022 and February 23, 2022 to be considered for presentation at the 2022 Annual Meeting, but will not be included in the proxy statement. In addition, shareholder proposals must comply with the informational requirements contained in Section 2.16(a)(2) of the By-laws in order to be presented at the 2022 Annual Meeting. On written request to the Corporate Secretary at HNI Corporation, 600 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of the By-laws.

Shareholders wishing to nominate or recommend a candidate for nomination by the Corporation as a Director for the 2022 annual meeting of shareholders should write to the Corporation's Corporate Secretary between January 24, 2022, and February 23, 2022, and include the information required by Section 2.16(a)(2) of the By-laws. The Governance Committee will consider candidates for Director recommended by shareholders by applying the criteria for candidates described above and considering additional information required by the By-laws.

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OTHER MATTERS

The Board knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the Annual Meeting, it is intended the persons named in the proxy will vote the proxy according to their best judgment.

On written request to the Corporate Secretary at HNI Corporation, 600 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of this Proxy Statement and the Corporation's Annual Report on Form 10-K for the year ended January 2, 2021, including financial statements and schedules, filed with the SEC. The report is also available on the Corporation's website at investors.hnicorp.com/home.

Information set forth in this Proxy Statement is as of March 29, 2021, unless otherwise noted.

Steven M. Bradford
Senior Vice President, General Counsel and Secretary
March 29, 2021

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report on page 15 of this Proxy Statement and the Compensation Committee Report on page 30 of this Proxy Statement shall not be incorporated by reference into any filings. The 2020 Annual Report does not form any part of the material for the solicitation of proxies.

GENERAL INFORMATION

Where will the Annual Meeting be held?

The Annual Meeting will be held virtually on Monday, May 24, 2021, at 10:30 a.m. CDT. To maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our shareholders during the COVID-19 pandemic, we urge all shareholders to attend the Annual Meeting virtually at www.proxydocs.com/HNI. Limited accommodation will be available for shareholders who attend in person at Allsteel Inc. Headquarters, 2210 Second Avenue, Muscatine, Iowa 52761.

In 2020, the Governor of the State of Iowa issued a temporary executive order permitting Iowa corporations to hold virtual-only shareholder meetings in light of the COVID-19 pandemic. In 2021, a physical meeting will not be held if a proclamation of the Governor of the State of Iowa or a change of law suspends or removes the requirement for a physical meeting.

How do I vote?

You can vote in any of the following ways:

•Before the Annual Meeting on www.proxypush.com/HNI.
•During the Annual Meeting on the Corporation's virtual meeting website at www.proxydocs.com/HNI. To be admitted to the Annual Meeting and vote your shares, you must register in advance and provide the Control Number as described on the Notice or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.
•In person at the Annual Meeting, or
•By "proxy" (one of the individuals named on your proxy card will vote your shares as you have directed). You may vote your shares via a toll-free telephone number or electronically on the internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating, and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained in the Notice and the proxy card. The telephone and internet voting facilities for shareholders will close at 11:59 p.m. Eastern Time on May 23, 2021. If you vote by mail, it must be received by May 23, 2021.

We urge you to vote by "proxy" even if you plan to attend the Annual Meeting so we will know as soon as possible whether a quorum exists for us to hold the Annual Meeting.

If you hold shares through the Corporation's retirement plan, your vote must be received by 11:59 p.m. Eastern Time on May 20, 2021.

If your shares of common stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in "street name," rather than held directly in your name, please refer to the information provided by your bank, broker or other holder of record to determine the options available to you. Since a beneficial owner is not the shareholder of record, you

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may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, trustee or other nominee holding your shares, giving you the right to vote the shares at the Annual Meeting.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares "FOR" on all proposals, "FOR" the election of each nominee for director, and in your proxy's discretion as to any other business which may properly come before the Annual Meeting.

Who can attend and vote at the Annual Meeting?

Shareholders of record as of the close of business on March 25, 2021 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Each share of the Corporation's common stock, par value $1.00 per share, is entitled to one vote on each matter to be voted on at the Annual Meeting and can be voted only if the shareholder of record is present to vote or is represented by proxy.

What if I have trouble accessing the Annual Meeting virtually?

Beginning one hour prior to the start of the Annual Meeting and continuing until the meeting's conclusion, technical support will be available via a toll-free phone number to address any technical difficulties. The phone number for contacting technical support will be provided in a meeting access email sent to all pre-registered shareholders one hour prior to the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of common stock ("outstanding shares") on the Record Date will constitute a quorum. On the Record Date, there were 43,535,271 outstanding shares. To determine whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described on the following page) will be counted as present.

What will I be voting on?

•Election of each of the three nominees for director named on page 13 of this Proxy Statement under "Proposal No. 1 – Election of Directors."
•Ratification of the Audit Committee's selection of KPMG LLP as the Corporation's independent registered public accounting firm for the fiscal year ending January 1, 2022, as described on page 16 of this Proxy Statement under "Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm."
•Adoption of an advisory resolution approving the compensation of the Corporation's named executive officers as described on page 17 of this Proxy Statement under "Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation."
•Approve the Corporation's 2021 Stock-Based Compensation Plan, as described on page 39 of this Proxy Statement under "Proposal No. 4 - Approval of the Corporation's Stock-Based Compensation Plan."

Why am I receiving my proxy materials electronically instead of receiving paper copies through the mail?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish proxy materials to shareholders electronically. This supports our on-going commitment to sustainability by reducing costs associated with mailing proxy materials.

On or before April 12, 2021, we mailed to our shareholders of record (other than those who previously requested electronic delivery) the Notice containing instructions on how to access the proxy materials online and how to vote your shares after you have viewed our proxy materials. The Notice also contains instructions on how to request to receive a set of the proxy materials for the Annual Meeting by mail or electronically by email, in either case free of charge, and how to request future proxy materials be sent by mail or electronically by email. If you received the Notice, you will not receive a printed copy of the proxy materials unless you request one by following the instructions on the Notice.

What discretion does my broker, trustee or other nominee have to vote my shares of common stock held in "street name"?

A broker, trustee or other nominee holding your shares of common stock in "street name" must vote those shares according to specific instructions it receives from you. NYSE rules determine the proposals on which brokers may not vote without specific instructions from you ("Non-Routine Proposals"). Your shares will not be voted on any Non-Routine Proposal if you do not provide voting instructions, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted as present for purposes of determining a quorum.

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It is important, if you hold shares in "street name," that you provide specific voting instructions to your broker, trustee or other nominee or your shares will not be voted with respect to Proposal Nos. 1, 3, and 4 because they are Non-Routine Proposals for which your broker, trustee or other nominee may not vote your shares in its discretion.

Can I change or revoke my vote or revoke my proxy?

Yes. You may change your vote at any time before the proxy is voted at the Annual Meeting. For shareholders of record, if you voted your proxy card by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to HNI's Corporate Secretary. If you voted via the internet or by telephone you may also change your vote with a timely and valid later-dated internet or telephone vote, as the case may be, or by voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not revoke a proxy unless (a) you give proper written notice of revocation to the Secretary before the proxy is exercised or (b) you vote by ballot at the Annual Meeting. Once voting is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote.

If your shares are held in "street name," you must follow the specific voting directions provided to you by your broker, trustee or other nominee to change or revoke any instructions you have already provided.

How do I vote my shares in the Corporation's retirement plan?

If you participate in the Corporation's retirement plan, the proxy card you receive will include common stock allocated to your account. Properly completed and signed proxy cards, including telephone and internet voting, will serve to instruct the plan trustee on how to vote any shares allocated to your account and a portion of all shares as to which no instructions have been received (the "undirected shares") from plan participants. The proportion of the undirected shares to which your instructions will apply will be equal to the proportion of the shares to which the trustee receives instructions represented by your shares.

How is the Corporation soliciting proxies?

The Corporation bears the cost of preparing, assembling and mailing the proxy materials related to the solicitation of proxies by and on behalf of the Board. In addition to the use of the mail, certain of the Corporation's officers may, without additional compensation, solicit proxies in person, by telephone or through other means of communication. The Corporation will bear the cost of solicitation.

How will my vote get counted?

Shareowner Services, the inspector of elections,will use an automated system to tabulate the votes and will serve as the inspector of elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations identifying individual shareholders are handled in a manner to protect your voting privacy. Your vote will not be disclosed either within the Corporation or to third parties, except:

•as necessary to meet applicable legal requirements;
•to allow for the tabulation of votes and certification of the vote; and
•to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Corporation's management.

What is "Householding" of Proxy Materials?

As permitted by applicable law, we may deliver only one copy of certain of our documents, including the Notice or Annual Report to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies. This process, which is commonly referred to as "householding," is intended to provide extra convenience for shareholders and cost savings for the Corporation. If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the Notice or the proxy materials themselves, which are typically mailed in March of each year, by notifying Shareowner Service in writing at P.O. Box 64945, St. Paul, MN 55164-0945 or by calling Shareowner Services at (800) 468-9716. If you share an address with another

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shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying Shareowner Services at the same address.

Where can I find the voting results of the Annual Meeting?

The Corporation intends to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting and available on the Corporation's website.

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APPENDIX A

HNI CORPORATION

2021 STOCK-BASED COMPENSATION PLAN

Article 1. Establishment, Purpose, and Duration                                     1
Article 2. Definitions                                                 1
Article 3. Administration                                                 7
Article 4. Shares Subject to this Plan and Maximum Awards                                 8
Article 5. Eligibility and Participation                                         9
Article 6. Stock Options                                                 9
Article 7. Stock Appreciation Rights                                         11
Article 8. Restricted Stock and Restricted Stock Units                                 12
Article 9. Deferred Stock Units                                             13
Article 10. Performance Shares, Performance Share Units, and Performance Units                     14
Article 11. Other Stock-Based Awards                                         15
Article 12. Performance Measures                                             16
Article 13. Transferability of Awards                                         17
Article 14. Substitution Awards                                             17
Article 15. Dividend Equivalents                                             17
Article 16. Beneficiary Designation                                         17
Article 17. Rights of Participants                                             18
Article 18. Change in Control                                             18
Article 19. Amendment, Modification, Suspension, and Termination                             19
Article 20. Withholding                                                 20
Article 21. Successors                                                 20
Article 22. General Provisions                                             20

A-i

HNI CORPORATION

2021 STOCK-BASED COMPENSATION PLAN

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. HNI Corporation, an Iowa corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the HNI Corporation 2021 Stock-Based Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, and Other Stock-Based Awards.
This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 (Establishment, Purpose, and Duration/Duration of this Plan) hereof.
1.2 Purpose of this Plan. The purpose of the Plan is to aid the Company in recruiting and retaining employees capable of assuring the future success of the Company through the grant of Awards. The Company expects that the Awards and opportunities for stock ownership in the Company will provide incentives to Plan participants to exert their best efforts for the success of the Company’s business and thereby align the interests of Participants with those of the Company’s shareholders.
1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.
1.4 No More Grants Under Prior Plans. After the Effective Date, no more grants will be made under the Prior Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1    “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.
2.2    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3    “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6    “Cause” shall have the meaning set forth in the Participant’s Award Agreement, or if such term is not defined in the Award Agreement, then it shall mean the Participant’s (i) repeated failure to perform a substantial part of his or her duties and responsibilities, (ii) willful misconduct, illegal act, fraud or dishonesty, (iii) material violation of the rules of conduct of the Company or (iv) violation of the Participant’s duty of confidentiality and loyalty to the Company, which in each case shall be determined by the Company in its sole and absolute discretion.
2.7    “Change in Control” means any of the following events:
a.The acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of Beneficial Ownership of 20% or more of either: (i) the then outstanding Shares (the “Outstanding Company Common Stock”); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.7; or
b.Individuals who, as of the Effective Date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
c.Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

2.8    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.9    “Committee” means the Human Resources and Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.10    “Company” means HNI Corporation, an Iowa corporation, and any successor thereto as provided in Article 21 (Successors) herein.
2.11    “Deferred Annual Amount” has the meaning set forth in Section 9.1 (Deferred Stock Units/In General).
2.12    “Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.
2.13    “Director” means any individual who is a member of the Board of Directors of the Company.
2.14    “Disability” shall have the meaning set forth in the Participant’s Award Agreement, or if such term is not defined in the Award Agreement, then it shall mean that the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; provided that for purposes of Article 6 (Stock Options) in respect of ISOs, the term “Disability” shall have the meaning assigned to the term “Permanent and Total Disability” by Code Section 22(e)(3) (i.e., physical or mental disability or infirmity lasting not less than 12 months). Any determination of Disability shall be made by the Company in its sole and absolute discretion.

2.15    “Dividend Equivalent” means the right to receive an amount determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend payable in a form other than cash, paid by the Company on Shares.
2.16    “Effective Date” has the meaning set forth in Section 1.1 (Establishment, Purpose, and Duration/Establishment).
2.17    “Elective Deferred Stock Units” has the meaning set forth in Section 9.1 (Deferred Stock Units/In General).
2.18    “Eligible Individual” means an individual who is an Employee or Third Party Service Provider.
2.19    “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.
2.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.21    “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion, which for purposes of determining the Option Price of an Option or the Grant Price of a SAR shall be determined in accordance with Code Section 409A. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the date as of which such determination is being made, or if Shares are not publicly traded on such date on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.
2.22    “Five Percent Carve-Out” has the meaning set forth in Section 4.1(c) (Number of Shares Available for Awards/Minimum Vesting Requirements for Awards).
2.23    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.24    “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7 (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR.
2.25    “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 (Stock Options) to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.26    “Insider” shall mean an individual who is, on the relevant date, an executive officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.27    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.28    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 (Stock Options).
2.29    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.30    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 11 (Other Stock-Based Awards).
2.31    “Participant” means any Eligible Individual as set forth in Article 5 (Eligibility and Participation) to whom an Award is granted.
2.32    “Performance Measures” means measures as described in Article 12 (Performance Measures) on which the performance goals are based.
2.33    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.34    “Performance Share” means a grant of a stated number of Shares to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, and that, except as otherwise provided in the applicable Award, is subject to the continuous employment of the Participant through the applicable Performance Period.
2.35    “Performance Share Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, and that, except as otherwise provided in the appliable Award, is subject to the continuous employment of the Participant through the applicable Performance Period.

2.36    “Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, and that, except as otherwise provided in the applicable Award, is subject to the continuous employment of the Participant through the applicable Performance Period.
2.37    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.38    “Plan” means the HNI Corporation 2021 Stock-Based Compensation Plan, as amended from time to time.
2.39    “Prior Plan” means the HNI Corporation 2017 Stock-Based Compensation Plan and the HNI Corporation 2007 Stock-Based Compensation Plan.
2.40    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units) and designated by the Committee as a Restricted Stock Award.
2.41    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units) and designated by the Committee as a Restricted Stock Unit Award.
2.42    “Restriction Period” means the period when Restricted Stock, Restricted Stock Units, Deferred Stock Units and/or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion).
2.43    “Retirement” shall have the meaning set forth in the applicable Award agreement or, if such term is not defined in the Award agreement, then Retirement shall be reached when a Participant’s employment with the Company and its Subsidiaries and Affiliates terminates for a reason other than Cause after such Participant either (i) has attained age 65 or (ii) has attained age 55 and completed at least ten years of continuous service with the Company or a Subsidiary. The Committee or, in the case of Participants other than Insiders, the Chief Executive Officer, in its, his or her discretion, may waive or reduce the ten-year service requirement with respect to a Participant. Notwithstanding the preceding sentence, in the case of an Award subject to Code Section 409A, any such waiver or reduction that could affect the timing of payment of a Participant’s Award shall occur no later than the end of the calendar year preceding the year in which the Participant performs the services for which the Award is granted.
2.44    “Share” means a share of common stock of the Company, par value of $1.00 per share.
2.45    “Share Authorization” has the meaning set forth in Section 4.1(a) (Shares Subject to this Plan and Maximum Awards/Share Authorization).
2.46    “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 (Stock Appreciation Rights) herein.

2.47    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of fifty percent (50%) or more by reason of stock ownership or otherwise.
2.48    “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor, other than a nonemployee Director, who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 (Administration) and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (i) selecting Award recipients, (ii) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and any ancillary document or materials, (iii) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, (iv) construing any ambiguous provision of the Plan or any Award Agreement, (v) establishing and certifying satisfaction of performance goals, (vi) subject to Article 19 (Amendment, Modification, Suspension, and Termination), adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate, and, (vii) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of the Plan and/or any Award Agreement.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size, terms and conditions of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and/or Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards.
a.Share Authorization. Subject to adjustment as provided in Section 4.3 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares) herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

i.2,150,000 Shares, plus
ii.(A) 856,233 Shares not issued or subject to outstanding awards under the Company’s Prior Plans as of March 9, 2021 and (B) any Shares subject to the 3,617,867 outstanding awards as of March 9, 2021 under the Prior Plans that on or after March 9, 2021 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

b.Limits on ISOs. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 2,150,000 Shares.
c.Minimum Vesting Requirements for Awards. Except with respect to a maximum of five percent (5%) of the Share Authorization (“Five Percent Carve-Out”), Awards shall provide for a vesting period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of an Award in the event of the Participant’s death, disability, retirement, Change in Control, termination of employment, reduction in force, or the sale or spin-off of assets or a business unit.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. To the extent a Share that was counted against the Five Percent Carve-Out is added back to the Share Authorization pursuant to this Section 4.2, then such Share shall also be added back to and be available for grant pursuant to the Five Percent Carve-Out. However, the full number of Shares subject to an Option or to Stock Appreciation Rights that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Option or Stock Appreciation Rights. Furthermore, any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the Option Price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not be counted against Shares available for grant pursuant to the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, special cash dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be at the discretion of the Committee and shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 19 (Amendment, Modification, Suspension, and Termination) and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan), subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Third Party Service Providers. Awards may be granted to prospective Employees and Third Party Service Providers, to become effective upon their commencement of employment or service. Awards shall not be granted under the Plan to nonemployee directors.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from the Eligible Individuals, those individuals to whom Awards shall be granted.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Individuals in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, unless legitimate business criteria exist (within the meaning of Treas. Reg. 1.409A-1(b)(5)(E)(1)), an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s controlled group , as determined in accordance with Section 22.13(d) (General Provisions/Determining “Controlled Group”).
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, that, subject to Article 14, the Option Price must be at least equal to one hundred percent (100%) of the Fair Market Value of the Shares as determined on the Grant Date.
6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
6.5 Exercise of Options. Options granted under this Article 6 (Stock Options) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
Options granted under this Article 6 (Stock Options) shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee (setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares), or by complying with any alternative exercise procedure(s) the Committee may authorize.
6.6 Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by authorizing the Company to withhold a number of Shares subject to the Option having a Fair Market Value equal to the Option Price; (e) to the extent permitted by the Committee, by a combination of (a), (b), (c) and/or (d); or (f) any other method approved or accepted by the Committee in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or at the Company’s election, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 (Stock Options) as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.8 Blackout Periods. If there is a blackout period under the Company’s insider trading policy, applicable law, or a Board- or Committee-imposed blackout period that prohibits the buying and selling of Shares during any part of the ten-day period before the expiration of any Option based on the termination of a Participant’s service, the period for exercising the Options shall be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration of its original term as set forth in the Award Agreement and/or this Plan.

6.9 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. However, unless legitimate business criteria exist (within the meaning of Treas. Reg. 1.409A-1(b)(5)(E)(1)), an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s controlled group as determined in accordance with Section 22.13(d) (General Provisions/Determining “Controlled Group”).
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that subject to Article 14, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the Fair Market Value of the Shares as determined on the Grant Date.
7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes. All SARs will be exercised automatically on the last trading day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with Options, any related Option, so long as the Fair Market Value of a Share on that date exceed the Grant Price of the SAR or the Option Price of any related Option, as applicable.
7.5 Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

a.The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
b.The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.6 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Eligible Individuals in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Eligible Individual on the Grant Date.
8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based vesting conditions following the attainment of the performance goals, service-based vesting conditions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8 (Restricted Stock and Restricted Stock Units), Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 (Restricted Stock and Restricted Stock Units/Other Restrictions), each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the HNI Corporation 2021 Stock-Based Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from HNI Corporation.”
8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.6 Dividends and Dividend Equivalents. A Participant who holds Shares of Restricted Stock shall be entitled to any dividends payable with respect to such Shares; provided that such dividends shall accrue and be paid only to the extent the Award becomes vested. The Committee may provide for a Restricted Stock Unit Award to accrue Dividend Equivalents in accordance with, and subject to the terms and conditions of, Article 15 (Dividend Equivalents).
8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Deferred Stock Units

9.1 In General. Deferred Stock Units may be granted to Eligible Individuals at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his base compensation, annual incentive bonus and/or long-term compensation (other than Options or SARs) (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one Share on the date of payment of such base compensation and/or annual incentive bonus (“Elective Deferred Stock Units”). Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Deferred Stock Unit pertains, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Shares underlying the Deferred Stock Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Stock Units is granted.

9.2 Rights as a Shareholder. A Participant shall not have any rights as a shareholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s shareholders) until such time as the Shares attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary. The Committee may provide for a Deferred Stock Units to accrue Dividend Equivalents in accordance with, and subject to the terms and conditions of, Article 15 (Dividend Equivalents).
9.3 Vesting. To the extent determined by the Committee at or after the Grant Date, the portion of each Award of Deferred Stock Units that consists of Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, may be subject to a Restriction Period that shall lapse based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. Notwithstanding the immediately preceding sentence, the Board may accelerate the lapse of the Restriction Period of any Deferred Stock Units at or after the Grant Date. Subject to Section 4.1(c), the portion of each Award of Deferred Stock Units that consists of Elective Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times.
9.4 Settlement. Subject to Articles 13 (Transferability of Awards), 18 (Change in Control), and 22 (General Provisions), and the last sentence of Section 9.1 (Deferred Stock Units/In General), the Company shall issue the Shares underlying any of a Participant’s Deferred Stock Units (and related Dividend Equivalents) in accordance with the terms of the applicable Award Agreement, an applicable deferral plan and/or any rules and procedures established by the Committee. The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing Shares in settlement of any Deferred Stock Units, the Committee may direct the Company to pay to the Participant the Fair Market Value of the Shares corresponding to such Deferred Stock Units in cash. For each Share received in settlement of Deferred Stock Units, the Company shall issue the Share in book entry form or deliver to the Participant a certificate representing such Share, bearing appropriate legends, if applicable. Notwithstanding anything to the contrary in this Section 9.4 (Deferred Stock Units/Settlement), the Committee may accelerate the distribution of any and all Shares subject to any Award of Deferred Stock Units prior to the time otherwise specified in this Section 9.4 (Deferred Stock Units/Settlement) to the extent permitted under Section 22.13(c)(vi) (General Provisions/Acceleration of Payment).

Article 10. Performance Shares, Performance Share Units, and Performance Units

10.1 Grant of Performance Shares, Performance Share Units, and Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares, Performance Share Units, and/or Performance Units to Eligible Individuals in such amounts and upon such terms as the Committee shall determine.
10.2 Value of Performance Shares, Performance Share Units, and Performance Units. Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units, and/or Performance Units that will be paid out to the Participant.
10.3 Earning of Performance Shares, Performance Share Units, and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares, Performance Share Units, and/or Performance Units shall be entitled to receive payout on the value and number of Performance Shares, Performance Share Units, and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

10.4 Form and Timing of Payment of Performance Shares, Performance Share Units, and Performance Units. Payment of earned Performance Shares, Performance Share Units, and/or Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Share Units, and/or Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares, Performance Share Units, and/or Performance Units at the close of the applicable Performance Period,. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
10.5 Dividends and Dividend Equivalents. A Participant who holds Performance Shares shall be entitled to any dividends payable with respect to such Shares; provided that such dividends shall accrue and be paid only to the extent the Award becomes vested. The Committee may provide for a Performance Share Unit Award or a Performance Unit Award to accrue Dividend Equivalents in accordance with, and subject to the terms and conditions of, Article 15 (Dividend Equivalents).

Article 11. Other Stock-Based Awards

11.1 Other Stock-Based Awards. The Committee may grant to Eligible Individuals other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including, subject to Section 4.1(c), the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
11.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares (or a combination thereof) as the Committee determines.
11.4 Dividends and Dividend Equivalents. The Committee may provide that a Participant who holds an Other Stock Based Award shall be entitled to any dividends or Dividend Equivalents payable with respect to the Shares subject to such Award; provided that any such dividends shall accrue and be paid only to the extent the Award becomes vested and any Dividend Equivalents shall accrue and be paid in accordance with, and subject to the terms and conditions of, Article 15 (Dividend Equivalents).

Article 12. Performance Measures

12.1 In General. The performance goals upon which the payment or vesting of an Award that is intended to be a performance-based Award shall be based on one or more Performance Measures approved by the Committee including, but not be limited to:
a.pre-tax profit or after-tax gross profit,
b.operating income,
c.operating profit,
d.earnings before interest, taxes, depreciation and amortization,
e.income before taxes,
f.net income,
g.revenue,
h.cash flow,
i.return on invested capital,
j.return on net assets,
k.pre-tax or after tax profit margin,
l.pre-tax or after-tax profit growth,
m.revenue growth,
n.stock price,
o.economic profit
p.total shareholder return
q.strategic initiatives; and
r.individual performance objectives.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole, any business unit of the Company, Subsidiary, and/or Affiliate, the individual Participant or any combination thereof, as the Committee may deem appropriate, and such Performance Measure(s) may be determined based on objective or subjective criteria or based on a comparison to the performance of comparator companies, or indices that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12 (Performance Measures).
12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period or, alternatively, may provide during or after the applicable Performance Period for the adjustment of either the Performance Measures(s) or the performance results to reflect any of the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual and infrequently occurring items as described in Accounting Standards Codification No. 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) any other extraordinary or unforeseeable events.
12.3 Committee Discretion. The Committee shall have sole discretion to establish and evaluate any Performance Measures or performance goals established with respect to Awards and determine the extent to which any Performance Measures have been satisfied or should be adjusted.

Article 13. Transferability of Awards

13.1 In General. Except as provided in Section 13.2 (Transferability of Awards/Committee Action) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.
13.2 Committee Action. The Committee may, in its sole discretion, determine that notwithstanding Section 13.1 (Transferability of Awards/In General), any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 14. Substitution Awards

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. If Shares are issued under the Plan with respect to an Award granted under this Article such Shares will not count against the Share Authorization.

Article 15. Dividend Equivalents

Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Shares that are subject to any Award other than an Option or a SAR, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is settled, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, if any Award for which Dividend Equivalents have been granted is subject to one or more vesting conditions, then the Dividend Equivalents shall accrue and only be paid to the extent the Award becomes vested. Under no circumstances may Dividend Equivalents be granted for any Option or SAR.

Article 16. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 17. Rights of Participants

17.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Third Party Service Provider for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 (Administration) and 19 (Amendment, Modification, Suspension, and Termination), this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
17.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
17.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 18. Change in Control

Notwithstanding any provision in the Plan or any Award Agreement to the contrary:
(a) In the event of a Change in Control described in Section 2.7(c) or the approval by the holders of Shares of a plan of complete liquidation or dissolution of the Company, in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act: (i) all outstanding Awards shall become immediately vested and all Options and Stock Appreciation Rights exercisable in full, with any applicable Performance Measures deemed satisfied at the maximum level; and (ii) there shall be substituted for each Share available under the Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control. In the event of any such substitution, the Option Price of an Option and the Grant Price of a Stock Appreciation Right shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and Stock Appreciation Rights without an increase in the aggregate Option Price or Grant Price.
(b) In the event of a Change in Control described in Section 2.7(a) or (b), or in the event of a Change in Control pursuant to Section 2.7(c) or the approval by the holders of Shares of a plan of complete liquidation or dissolution of the Company, in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee in its discretion may require that each outstanding Award shall be surrendered to the Company by the holder thereof, and each such Award shall immediately be cancelled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section 2.7(a) or (b), or within ten days of the approval of the holders of Shares contemplated by Section 2.7(c) or complete liquidation or dissolution of the Company, a cash payment from the Company in an amount equal to: (i) in the case of an Option, the number of Shares subject to the Option, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of the Change in Control, over the Option Price per Share subject to the Option; (ii) in the case of a Stock Appreciation Right, the number of Shares then subject to the Stock Appreciation Right, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of the Change in Control, over the Grant Price of the Stock Appreciation Right; (iii) in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Share Unit Award, Performance Unit Award, Deferred Share Unit Award or Other Stock-Based Award, the number of Shares then subject to such Award, multiplied by the Fair Market Value of a Share on the date of the Change in Control. In the event of a Change in Control, each tandem Stock Appreciation Right shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related Option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(c) Notwithstanding anything in Section 18(b), if an amount becomes payable with respect to an Award upon a Change in Control pursuant to Section 18(b), the amount is subject to Code Section 409A, and the Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409(a)(2)(A)(iv) (applying the minimum standards set forth in the accompanying Treasury Regulations for a change in control to occur), then the amount shall not be paid upon the Change in Control, but shall instead be paid when payment otherwise would have been made (absent Section 18(b)), provided the payment is made at a “time” or according to a “fixed schedule” consistent with Treas. Reg. §1.409A-3(a)(4).

Article 19. Amendment, Modification, Suspension, and Termination

19.1 Amendment, Modification, Suspension, and Termination. Subject to Sections 19.3 (Awards Previously Granted) and 19.5 (Repricing Prohibition), the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than those described in Section 4.3 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares) hereof), affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
19.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 19.4 (Amendment, Modification, Suspension, and Termination/Amendment to Conform to Law)), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
19.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 (Amendment, Modification, Suspension, and Termination/Amendments to Conform to Law) to any Award granted under the Plan without further consideration or action.

19.5 Repricing Prohibition. Except to the extent (i) approved in advance by holders of a majority of the Shares of the Company entitled to vote generally in the election of Directors or (ii) provided in Section 4.3 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares) or Article 18 (Change in Control), the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Option Price or the Grant Price of any outstanding Option or SAR, cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower Option Price or Grant Price or (iii) cancel any previously granted Option or SAR in exchange for cash or another Award if the Option Price of such Option or the Grant Price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation.

Article 20. Withholding

20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, Performance Share Units or Performance Units, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the taxes to be withheld. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Participant’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Committee, to avoid adverse accounting consequences or for administrative convenience.

Article 21. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22. General Provisions

22.1 Forfeiture Events.

a.Awards granted under this Plan shall be subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy of the Company as in effect from time to time, or as otherwise required by law, including Section 304 of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.
b.The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

22.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the singular shall include the plural, and the plural shall include the singular.
22.4 Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
22.5 Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.
22.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
22.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.8 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

a.Determine which Affiliates and Subsidiaries shall be covered by this Plan;
b.Determine which Employees and/or Third Party Service Providers outside the United States are eligible to participate in this Plan;
c.Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;
d.Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.8 (General Provisions/Employees Based Outside of the United States) by the Committee shall be attached to this Plan document as appendices; and
e.Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
22.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be accomplished on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
22.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
22.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
22.12 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
22.13 Compliance with Code Section 409A.
a.In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.
b.Elective Deferrals. No elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) other than in regard to Deferred Stock Units and/or Restricted Stock Units are permitted under this Plan. Instead, any such elective deferrals of compensation shall only be permitted pursuant to a nonqualified deferred compensation plan adopted and maintained by the Company.
c.Applicable Requirements. To the extent any of the Awards granted under this Plan are deemed “deferred compensation” and hence subject to Code Section 409A, the following rules shall apply to such Awards:

i.Mandatory Deferrals. If the Company decides that the payment of compensation under this Plan shall be deferred within the meaning of Code Section 409A, then, except as provided pursuant to Treas. Reg. 1.409A-1(b)(4)(ii), at grant of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
ii.Initial Deferral Elections. For Awards of Deferred Stock Units and Restricted Stock Units where the Participant is given the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Code Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Code Section 409A and Treas. Reg. Section 1.409A-2.

iii.Subsequent Deferral Elections. To the extent the Company or Committee decides to permit compensation subject to Code Section 409A to be re-deferred pursuant to Treas. Reg. 1.409A-2(b), then the following conditions must be met: (1) such election will not take effect until at least 12 months after the date on which it is made; (2) in the case of an election not related to a payment on account of disability, death, or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and (3) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. 1.409A-3(a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
iv.Timing of Payments. Payment(s) of compensation that is subject to Code Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or the occurrence of an unforeseeable emergency.
v.Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Code Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
vi.Acceleration of Payment. Any payment made under this Plan to which Code Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4).

d.Determining “Controlled Group.” In order to determine for purposes of Code Section 409A whether a Participant or Eligible Individual is employed by a member of the Company’s controlled group of corporations under Code Section 414(b) (or by a member of a group of trades or businesses under common control with the Company under Code Section 414(c)) and, therefore, whether the Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Code Section 409A:

i.In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Code Section 414(b), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3);
ii.In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Code Section 414(c), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2; and
iii.Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. 1.409A-1(b)(5)(E)(1), then the language “at least 50 percent” in clause (i) and (ii) above shall instead be “at least 20 percent.”

22.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
22.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
22.16 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
22.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Iowa, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Iowa, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
22.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

22.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
22.20 Indemnification. Subject to requirements of Iowa law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 (Administration), shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
22.21 Information to Governmental Entities. Notwithstanding anything in this Plan or the terms and conditions of any Award to the contrary, nothing in this Plan or in any Award terms and conditions prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

HNI CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
Monday, May 24, 2021
10:30 a.m. (CDT)
Allsteel Inc. Headquarters
2210 Second Avenue
Muscatine, IA 52761

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 24, 2021.

In light of public health considerations due to the COVID-19 pandemic, we have decided to hold a virtual annual meeting. In order to attend the annual meeting online, you must pre-register at www.proxydocs.com/HNI. You will need the control number at the top of this form to register. After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. Notice is hereby given that the Annual Meeting of Shareholders of HNI Corporation will be held at Allsteel Inc. Headquarters, 2210 Second Avenue, Muscatine, IA 52761 on Monday, May 24, 2021 at 10:30 a.m. (CDT). A physical meeting will not be held if a proclamation of the Governor of the State of Iowa or a change of law suspends or removes the requirement for a physical meeting.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxydocs.com/HNI.

If you would like to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 12, 2021 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/HNI

- Please have this notice available. Follow the instructions to vote your proxy.

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/HNI

PHONE – 1-866-883-3382

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 21, 2021.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors: 01 Mary A. Bell 02 Mary K.W. Jones 03 Ronald V. Waters, III ☐ Vote FOR all nominees ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy card.

HNI CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Monday, May 24, 2021
10:30 a.m. (CDT)

Allsteel Inc. Headquarters
2210 Second Avenue
Muscatine, IA 52761

To register for the virtual meeting, please follow the instructions below:

- Visit **www.proxydocs.com/HNI**.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 24, 2021.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

This proxy card also covers shares of common stock, if any, held for your account by Fidelity Management Trust Company as Trustee of the HNI Corporation Profit-Sharing Retirement Plan (the "Plan"). You may instruct the Trustee how to vote your shares as indicated on this proxy card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received. **For shares held through the Plan, voting instructions by proxy card, telephone or internet must be provided by 11:59 p.m., Central Time, on May 19, 2021.**

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy card, you revoke all prior proxies and appoint Steven M. Bradford and Marshall H. Bridges, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.